AMENDED AND RESTATED

                            STOCK PURCHASE AGREEMENT



                                     between



                                Unit Corporation



                                       and



                                George B. Kaiser



                            Dated as of June 24, 2002










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                                TABLE OF CONTENTS


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Article 1. PURCHASE OF SHARES.............................................1

   Section 1.1 Company Shares.............................................1

   Section 1.2 Purchase Consideration.....................................1

   Section 1.3 Closing....................................................1

   Section 1.4 Deliveries by the Seller...................................1

   Section 1.5 Deliveries by the Purchaser................................1

   Section 1.6 Amounts owed by Company to Seller..........................1

Article 2. Company Assets.................................................2

   Section 2.1 Company Assets at Closing..................................2

   Section 2.2 Excluded Assets............................................2

   Section 2.3 Liabilities................................................3

   Section 2.4 Delivery...................................................3

   Section 2.5 Funds Received.............................................3

Article 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER...................3

   Section 3.1 Authority of the Seller....................................3

   Section 3.2 Organization, Authority and Capitalization of
               the Company; Company Shares................................4

   Section 3.3 Consents and Approvals; No Violations......................4

   Section 3.4 Financial Statements.......................................5

   Section 3.5 Absence of Certain Changes.................................5

   Section 3.6 Litigation.................................................5

   Section 3.7 Compliance with Applicable Law, Permits....................5

   Section 3.8 Environmental Matters......................................5

   Section 3.9 Intellectual Property......................................6

   Section 3.10 Employee Benefit Plans....................................6

   Section 3.11 Taxes.....................................................7

   Section 3.12 Material Contracts........................................8

   Section 3.13 Assets Necessary to Business..............................9

   Section 3.14 Title to Assets...........................................9

   Section 3.15 Labor Relations...........................................9

   Section 3.16 Insurance.................................................9

   Section 3.17 Investment................................................9

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   Section 3.18 Brokers..................................................10

   Section 3.19 No Implied Representations...............................10

   Section 3.20 Affiliated Transactions..................................10

   Section 3.21 Absence of Undisclosed Liability.........................10

   Section 3.22 Relationship with Customers..............................10

   Section 3.23 Performance Bonds; Letters of Credit.....................10

   Section 3.24 Powers of Attorney; Authorized Signatories...............10

   Section 3.25 Workers' Compensation Claims.............................10

   Section 3.26 Full Disclosure..........................................11

Article 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...............11

   Section 4.1 Organization and Authority of the Purchaser...............11

   Section 4.2 Capitalization............................................11

   Section 4.3 Consents and Approvals; No Violations.....................11

   Section 4.4 Absence of Certain Changes................................12

   Section 4.5 Investment................................................12

   Section 4.6 Business Combination Provision; Rights Plan...............12

   Section 4.7 Purchaser Commission Documents............................12

   Section 4.8 Brokers...................................................12

   Section 4.9 No Implied Representations................................13

Article 5. COVENANTS.....................................................13

   Section 5.1 Conduct of the Business of the Company....................13

   Section 5.2 Access to Information.....................................14

   Section 5.3 Reasonable Best Efforts...................................14

   Section 5.4 Further Assurances; No Hindrances.........................15

   Section 5.5 Employee Matters..........................................15

   Section 5.6 Access to Records.........................................16

   Section 5.7 Notice of Possible Breach.................................16

   Section 5.8 Supplemental Disclosure...................................16

   Section 5.9 Notices of Certain Events.................................16

   Section 5.10 Confidentiality..........................................16

   Section 5.11 Insurance................................................17

   Section 5.12 Non-Solicitation of Employees............................17

   Section 5.13 Listing of Purchase Consideration........................17

   Section 5.14 Nonsolicitation..........................................17

   Section 5.15 Option to Acquire Additional Drilling Rigs...............17

   Section 5.16 Loss of Company Property.................................19

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   Section 5.17 Financial Statement Information..........................19

Article 6. CONDITIONS....................................................19

   Section 6.1 Conditions to Each Party's Obligations....................19

   Section 6.2 Conditions to Obligations of the Purchaser................20

   Section 6.3 Conditions to Obligations of the Seller...................20

Article 7. TERMINATION AND AMENDMENT.....................................20

   Section 7.1 Termination...............................................20

   Section 7.2 Effect of Termination.....................................21

   Section 7.3 Amendment.................................................21

   Section 7.4 Extension; Waiver.........................................21

Article 8. TAX MATTERS...................................................21

   Section 8.1 Retention of Records......................................21

   Section 8.2 Cooperation...............................................21

   Section 8.3 Transfer Taxes; Ad Valorem Taxes..........................22

   Section 8.4 Tax Returns...............................................22

   Section 8.5 Allocation of Taxes.......................................23

   Section 8.6 Tax Indemnity.............................................23

   Section 8.7 Contests..................................................24

   Section 8.8 Miscellaneous.............................................25

Article 9. INDEMNIFICATION...............................................25

   Section 9.1 Indemnification by the Seller.............................25

   Section 9.2 Indemnification by the Purchaser..........................26

   Section 9.3 Notice of Claim...........................................26

   Section 9.4 Defense of Third Party Claims.............................26

   Section 9.5 Payment of Claims.........................................26

   Section 9.6 No Liability of Officers, Directors and Managers..........26

   Section 9.7 No Third Party Benefit....................................27

   Section 9.8 Definition................................................27

   Section 9.9 Exclusive Remedy..........................................27

Article 10. Registration Rights..........................................27

   Section 10.1 Registration of Securities...............................27

Article 11. Standstill Agreement.........................................30

   Section 11.1 Standstill...............................................30

Article 12. MISCELLANEOUS................................................32

   Section 12.1 Notices..................................................32

   Section 12.2 Headings.................................................32

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   Section 12.3 Counterparts.............................................33

   Section 12.4 Entire Agreement; Assignment.............................33

   Section 12.5 Governing Law............................................33

   Section 12.6 Specific Performance.....................................33

   Section 12.7 Publicity................................................33

   Section 12.8 Binding Nature; No Third Party Beneficiaries.............33

   Section 12.9 Severability.............................................33

   Section 12.10 Interpretation..........................................33

   Section 12.11 Payment of Expenses.....................................33

   Section 12.12 Survival of Representations, Warranties and Agreements..33






























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                             INDEX OF DEFINED TERMS

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Acquisition Proposal.....................................................17

Additional Rigs..........................................................17

Affiliate.................................................................2

Agreement.................................................................1

Cash Consideration........................................................1

Claims and Damages.......................................................27

Closing...................................................................1

Closing Date..............................................................1

Code......................................................................6

Commission...............................................................12

Company Assets............................................................2

Company Balance Sheet.....................................................5

Company Contracts.........................................................8

Company Employee Plans....................................................6

Company ERISA Affiliate...................................................7

Company Material Adverse Effect...........................................4

Company Permitted Liens...................................................9

Company Shares............................................................1

Confidential Information.................................................16

Confidentiality Agreement................................................14

Consolidated Returns.....................................................22

Controlling Party........................................................25

Drilling Contracts........................................................2

Effective Date............................................................1

Employees................................................................15

Environmental Law.........................................................6

Equipment.................................................................2

ERISA.....................................................................6

Exchange Act.............................................................11

Excluded Assets...........................................................2

GAAP......................................................................5

Governmental Entity.......................................................4

Hazardous Substance.......................................................6

HSR Act...................................................................4

Indemnitee...............................................................26

Indemnitor...............................................................26

KFOC......................................................................1

Law.......................................................................4

Liens.....................................................................4

Non-Controlling Party....................................................25

Notice of Claim..........................................................26

Part-Year Fraction.......................................................23

Pre-Closing Period.......................................................23

Purchase Consideration....................................................1

Purchaser.................................................................1

Purchaser 10-K...........................................................12

Purchaser Commission Documents...........................................12

Purchaser Common Stock....................................................1

Purchaser Disclosure Schedule............................................11

Purchaser Material Adverse Effect........................................11

Purchaser Returns........................................................22

Real Property.............................................................2

Representative...........................................................17

representatives..........................................................10

Securities Act............................................................9

Seller....................................................................1

Seller Disclosure Schedule................................................3

Simultaneous Agreement...................................................20

Stock Consideration.......................................................1

Straddle Period..........................................................23

Tax Controversy..........................................................24

Tax Indemnitor...........................................................24

Tax Records..............................................................21

Tax Returns...............................................................7

Taxes.....................................................................7

Transfer..................................................................2

Transfer Taxes...........................................................22

                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

     Amended and Restated Stock Purchase Agreement (the "Agreement"), dated as of June 24, 2002, between Unit Corporation, a Delaware corporation (the "Purchaser"), George B. Kaiser, an individual (the "Seller") and Kaiser Francis Oil Company, a Delaware corporation ("KFOC"), with respect to Article 9 and
Section 5.15 only.

     WHEREAS, Seller owns all of the outstanding shares of common stock, par value $1.00 per share (the "Company Shares") of CDC Drilling Company (F/K/A/ Cactus Drilling Company), an Oklahoma corporation (the "Company"); and

     WHEREAS, the Purchaser has agreed to acquire from the Seller, and the Seller has agreed to sell to the Purchaser, all of the Company Shares on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, the parties agree as follows:

                                   Article 1.
                               PURCHASE OF SHARES

     Section 1.1 Company Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell and deliver to the Purchaser, and the Purchaser shall purchase and acquire, the Company Shares.

     Section 1.2 Purchase Consideration. The aggregate consideration to be paid for the sale and delivery of the Company Shares (the "Purchase Consideration") by the Purchaser to the Seller shall consist of 400,252 shares of Purchaser common stock, par value $0.20 per share ("Purchaser Common Stock")(the "Stock Consideration") and $686,947.00 (the "Cash Consideration").

     Section 1.3 Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place on the third business days following the satisfaction or waiver of the conditions (other than conditions which by their nature are to be satisfied at closing, but subject to such conditions) set forth in Article 6 hereof. The date on which the Closing occurs is hereinafter referred to as the "Closing Date". The Closing will be held at 10:00 a.m., Central Standard time, at the offices of Purchaser, 1000 Kensington Tower, 7130 South Lewis, Tulsa, Oklahoma 74136 or at such other time or at such other place as shall be agreed upon by the parties. For purposes of this Agreement, "Effective Date" shall mean the Closing Date.

     Section 1.4 Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following:

     (a) certificates for all of the outstanding Company Shares, duly endorsed in blank, or accompanied by stock powers duly executed in blank, with any necessary stock transfer tax stamps attached or provided for;

     (b) the resignations of all members of the Board of Directors of the Company and all officers of the Company;

     (c) the stock books, stock ledgers, minute books and corporate seals of the Company; and

     (d) such other duly executed documents and certificates as may be required to be delivered by the Seller pursuant to the terms of this Agreement.

     Section 1.5 Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following:

     (a) duly executed certificates representing the Stock Consideration;

     (b) the Cash Consideration; and

     (c) such other duly executed documents and certificates as may be required to be delivered by the Purchaser pursuant to the terms of this Agreement.

     Section 1.6 Amounts owed by Company to Seller. As of the Closing Date, the Company shall have no liability to the Seller (or any of Seller's Affiliates) in respect of any payment obligations reflected or which should have been reflected in the accounts of the Seller (or any of his Affiliates) as being due from the Company as of the

Effective Date (determined in a manner consistent with the past practice of the Seller or his Affiliate, as the case may be) and the Company shall not have any further liability or obligation to the Seller (or his Affiliates) with respect to such amounts. For purposes of this Agreement, the term "Affiliate" means, as to the person (or entity) specified, any person (or entity) controlling, controlled by or under common control with such person (or entity), with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise.

                                   Article 2.
                                 Company Assets

     Section 2.1 Company Assets at Closing. At the Closing, the only assets and property that the Company shall own shall be the following (collectively, the "Company Property"):

     (a) the equipment and assets specifically identified in Section 2.1(a) of the Seller Disclosure Schedule, (the "Equipment");

     (b) the real property described in Section 2.1(b) of the Seller Disclosure Schedule (the "Real Property"), together with all buildings, fixtures and other improvements upon the Real Property;

     (c) the following tangible and intangible assets:

          (i) all records to be delivered to Purchaser pursuant to Section 2.4; and

          (ii) to the extent not subject to the specific provisions of Section 5.16, all insurance proceeds or rights to insurance proceeds relating to any damage, destruction or other loss to the Company Property;

     (d) all drilling contracts and any amendments identified in Section 2.1(d) of the Seller Disclosure Schedule (the "Drilling Contracts"); and

     (e) all warranties and guarantees, if any, express or implied, existing for the benefit of the Company in connection with the Company Property.

     Section 2.2 Excluded Assets. All property and assets of the Company other than the Company Property listed above ( the "Excluded Property") shall not be owned or possessed in any manner, form or respect at the Closing. Prior to the Closing, the Excluded Property shall be distributed, transferred, disposed of or otherwise assigned (a "Transfer") to the shareholders of the Company or a third party or parties; provided, however, that any such Transfer shall not result in any post-Closing liability of the Company other than the Assumed Liabilities listed below. It is agreed that the Excluded Property shall include, without limitation, the following:

     (a) cash or cash equivalents, whether on hand at the premises, in banks or in transit between accounts of the Company and whether or not relating to the operation of the Company Property;

     (b) the bank accounts, deposit accounts or similar accounts of the Company;

     (c) any and all policies of insurance or surety bonds of the Company;

     (d) all accounts receivable of the Company for all periods prior to the Closing Date (except any relating to reimbursement from operators under the Drilling Contracts for loss or damage to any of the Company Property which receivables shall be the property of Purchaser);

     (e) any action, claims, or causes of action or rights of Seller to recover or offset of any kind or character arising prior to the Closing Date, except as such may arise in connection with the Drilling Contracts and except as provided in Section 2.1(c)(ii) above;

     (f) the name "Cactus Drilling Company" and all trade name, trade mark, and signage rights thereto (provided Purchaser shall have a reasonable time following the Closing to remove the "Cactus Drilling Company" name from any of the Company Property or any of the property acquired under the Simultaneous Agreement and Purchaser shall make the signs available for pick-up by Seller); and

     (g) all rights to payments, prepayments, prepaid expenses, deposits and the like to the extent the same arise under any Drilling Contracts and are attributable to work performed by the Company prior to the Closing Date.

     Section 2.3 Liabilities. As of the Closing Date, the Company shall have no liabilities, obligations or commitments recorded on the Company's balance sheet except:

     (a) all obligations and liabilities under the Drilling Contracts, to the extent that such obligations or liabilities are solely attributable to all periods subsequent to the Closing Date; and

     (b) all obligations and liabilities relating to the Employees as specified in Section 5.5.

     Section 2.4 Delivery.Purchaser shall be entitled to the records relating to the Drilling Contracts and the operation of the drilling rigs pursuant to the Drilling Contracts on the Closing Date.

     (a) On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser at the offices where such records are located or such other location as mutually agreed the following (i) all Drilling Contracts, and all material correspondence and other records relating thereto, and (ii) property records, including environmental reports and assessments relating to the Real Estate Assets in the possession or control of Seller or his Affiliates, and (iii) all Employee records, including all payroll and human resource records.

     (b) For a period of five years following the Closing Date, Purchaser shall give Seller reasonable access to (and the right to make copies at the sole expense of Seller) the records delivered by Seller pursuant to the terms of this Agreement, but any access pursuant to this Section 2.4(c) shall be conducted in such manner as not to interfere unreasonably with the operations of Purchaser or the Company following the Closing Date. Notwithstanding the foregoing sentence and anything in this Agreement to the contrary, Purchaser shall have no liability to the Seller for any breach of Purchaser's obligations under this
Section 2.4(c). Following such five-year period, Purchaser may destroy such records unless Seller has provided Purchaser with written notice, no later than sixty days prior to the end of such five-year period, that Seller wishes to take delivery, at its cost and expense, of such records.

     Section 2.5 Funds Received. To implement the provisions of Sections 2.1.(d), 2.2(d) and 2.2(g) hereto, Seller, on behalf of the Company, shall prepare and submit to the operators for payment invoices for all accounts receivable under the Drilling Contracts for periods up to the Closing Date and the Purchaser, on behalf of the Company, shall prepare invoices for periods from and after the Closing Date. All amounts paid or payable with respect to the invoices prepared by the Seller shall be for the account of the Seller and the invoices may provide that payments may be made directly to the Seller. All amounts paid or payable with respect to the invoices prepared by the Purchaser shall be for the account of the Company. In the event either party receives or otherwise acquires funds (including, but not limited to, rebates, warranty proceeds, incentives, accounts receivable, prepaid expenses, deposits and asset dispositions, in any form whatsoever), which are properly due and payable to the other party hereunder (or to the Company, in the event of any invoice or payment relating to a period after Closing), the recipient of such funds shall within three business days following receipt thereof forward such funds to the other party at the address provided in Section 12.1.

                                   Article 3.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     Except as set forth in the disclosure schedule being delivered by the Seller to the Purchaser (the "Seller Disclosure Schedule"), the Seller represents and warrants to the Purchaser as follows:

     Section 3.1 Authority of the Seller. The execution, delivery and performance by the Seller of this Agreement will not conflict with, require a consent, waiver or approval under, or result in a breach or a default under, any of the terms of any contract, commitment or other obligations (written or oral) to which the Seller is bound. This Agreement has been duly and validly executed and delivered by the Seller and (assuming due authorization, execution and delivery by the Purchaser) constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to limitations imposed by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and general equitable principles.

     Section 3.2 Organization, Authority and Capitalization of the Company; Company Shares.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing and is duly licensed, authorized or qualified to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had a Company Material Adverse Effect. "Company Material Adverse Effect" means a change or effect on the Company's business or assets that is materially adverse to the Company Property, business, financial condition or results of operations of the Company.

     (b) The authorized capital stock of the Company consists of 50,000 shares of common stock, par value $1.00 per share, of which 1,000 shares (constituting the Company Shares) are outstanding. The Company Shares constitute all the outstanding shares of capital stock of the Company and there are no shares of capital stock of the Company reserved for issuance upon exercise of outstanding stock options or otherwise. All of the Company Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for this Agreement, there are no outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock of the Company or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company or any other equity security of the Company.

     (c) There are no subsidiaries of the Company.

     (d) The Seller has good and valid title to the Company Shares, free and clear of any security interests, pledges, mortgages, liens, encumbrances, charges, options or any other adverse claims, restrictions or third party rights of any kind whatsoever ("Liens") and, at the Closing, the Seller will deliver the Company Shares to the Purchaser, free and clear of any Liens.

     (e) The Seller has heretofore delivered to the Purchaser true and complete copies of the certificate of incorporation and bylaws or similar organizational documents of the Company.

     Section 3.3 Consents and Approvals; No Violations.

     (a) No filing or registration with, and no permit, authorization, certificate, waiver, license, consent or approval of, any court of competent jurisdiction or any governmental, regulatory or administrative authority, agency or commission (a "Governmental Entity") is necessary for the execution, delivery or performance by the Seller of this Agreement, except (x) for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or (y) as a result of facts or circumstances particular to the Purchaser.

     (b) Neither the execution and delivery of this Agreement by the Seller nor the consummation by the Seller of the transactions contemplated by this Agreement nor compliance by the Seller with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Company,
(ii) require the consent or waiver of any person (other than a Governmental Entity) or result in a violation or breach of, or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the loss of any material benefit under, any Company Contract, or result in the imposition of or the creation of any Lien upon any of the assets or properties of the Company pursuant to or under, any of the terms, conditions or provisions of any note, lease, license, contract or agreement to which the Seller, Company or any of their Affiliates is a party or by which the Seller, Company or any of their Affiliates or any of their respective assets, is bound or (iii) violate any order, writ, injunction, decree, or any statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law (each, a "Law") applicable to the Seller, Company or any of their Affiliates, except in the case of violations, breaches or defaults which, or consents or waivers the absence of which, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect or which would not prevent or materially delay the consummation of the transactions contemplated by this Agreement or which would not prevent or materially affect the ability of Purchaser to conduct the business of the Company.

     Section 3.4 Financial Statements. Section 3.4 of the Seller Disclosure Schedule sets forth copies of (a) the combined balance sheets, statements of operations, shareholders' equity and cash flows for the combined accounts of the Company and CREC Rig Acquisition Company, L.L.C. for the fiscal years 2001, 2000 and 1999, and (b) the unaudited balance sheets as of March 31, 2002 and related statements of income and cash flow for the 3 and 9 months ended March 31, 2002 and 2001, all including the related notes, where applicable. The March 31, 2002 combined balance sheet fairly present the results of the combined operations and combined financial position as of the date thereof, and the other financial statements referred to in this Section 3.4 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the combined operations and combined financial position of the Company and CREC Rig Acquisition Company L.L.C. for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved. The March 31, 2002 combined balance sheet of the Company and CREC Rig Acquisition Company L.L.C. is sometimes referred to as the "Company Balance Sheet." On or before July 5, 2002, Seller shall deliver to Purchaser an audit report with respect to the financial statements described in clause (a) above and a review report with respect to the financial statements described in clause
(b) above of Ernst & Young, LLP independent public accountants which reports shall report on such financial statements without any material change in such statements.

     Section 3.5 Absence of Certain Changes. Since January 1, 2002 (i) the business of the Company has been conducted only in the ordinary course of business, (ii) the Company has not taken any of the actions set forth in Section 5.1(b) hereof, assuming that Section 5.1(b) applied to the period since January 1, 2002 and (iii) the Company has not suffered a Company Material Adverse Effect. No actions have been taken and no circumstances exist which would result in the Company becoming subject to the liabilities, obligations, commitments, or duties of any person or entity except as may have been expressly assumed by the Company under this Agreement or the Schedules hereto.

     Section 3.6 Litigation. There is no suit, claim, action, proceeding or, to the knowledge of the Seller, investigation pending against the Company before or by any Governmental Entity or non-governmental body or by any third party or, to the knowledge of the Seller, threatened against the Company and Company is not subject to any outstanding order of any Governmental Entity. As of the date of this Agreement, there are no pending or, to the knowledge of the Seller, threatened actions that would prevent or delay the Seller from consummating the transactions contemplated hereby.

     Section 3.7 Compliance with Applicable Law, Permits. Except as has not had or would not have a Company Material Adverse Effect, (a) the Company possess all permits, licenses, variances, exemptions, orders, approvals and authorizations of all Governmental Entities and all consents and waivers of any other persons (other than Governmental Entities) necessary for the Company to own, lease or otherwise hold the assets of its business and to carry on its business as currently conducted and (b) the Company's business is being conducted in material compliance with all Laws. This Section 3.7 does not relate to matters with respect to (x) environmental matters, which are the subject of Section 3.8,
(y) benefits and employment matters, which are the subject of Section 3.10 and
(z) Taxes, which are the subject of Section 3.11.

     Section 3.8 Environmental Matters.

     (a) Except as has not had or would not have a Company Material Adverse Effect, (i) the Company has been and is in compliance in all respects with all applicable Environmental Laws (which compliance includes, without limitation, the possession by the Company of all permits and other government authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), (ii) to the knowledge of Seller and the Company, no Hazardous Substances have been disposed on or released onto, under or adjacent to any of the properties owned, leased or operated by the Company (including soils, groundwater, surface water, buildings or other structures), (iii) to the knowledge of Seller and the Company, as of the date hereof, neither the Company nor the Seller or, to the knowledge of the Seller, any person whose liability under any Environmental Law the Company has or may have retained or assumed either contractually or by operation of law, has received any written notice, demand, letter or claim alleging that the Company or any such person is in violation of or liable under any Environmental Law, (iv) as of the date hereof, neither the Company nor the Seller has received any written notice, demand, letter or claim alleging the potential responsibility of the Company for off-site disposal of any Hazardous Substance pursuant to the Federal Comprehensive Environmental Response, Compensation and Liability Act or any other Environmental Law and (v) as of the date hereof, there are no present or, to the knowledge of the Seller, past actions, activities, circumstances, conditions, events or incidents which would be reasonably likely to form the basis of any legitimate notice, demand, letter or claim under Sections 3.8(a)(ii), (iii) or (iv), including but not limited to claims for personal injury, or property damage alleged to result from use, handling or exposure to or injury from any Hazardous Substance.

     (b) "Environmental Law" means any national, regional, federal, state, municipal or local law, regulation, order, judgment or decree issued or promulgated by any Governmental Entity, or common law, in effect relating to the protection of human health or the indoor and outdoor environment (including, without limitation, natural resources) or any Hazardous Substances.

     (c) "Hazardous Substance" means any pollutant, contaminant, substance, material, waste, hazardous material, industrial waste, solid waste, special waste, toxic waste, toxic substance, hazardous waste, hazardous substance, chemical oil, substance that is regulated pursuant to any Environmental Law, including without limitation any petroleum product, by-product or additive, asbestos, asbestos-containing material, medical waste, chlorofluorocarbon, hydrochloroflourocarbon or polychlorinated biphenyls.

     Section 3.9 Intellectual Property.

     (a) There are no material trademarks, trade names, patents, service marks, brand names, computer programs, databases, industrial designs, copyrights or other intangible property that are necessary for the operation, or continued operation, of the business of the Company or for the ownership and operation, or continued ownership and operation, of any of its assets, for which the Company does not hold valid and continuing authority in connection with the use thereof..

     (b) The Seller has not received written notice from any third party regarding any actual or potential infringement by the Company of any intellectual property of such third party and the Seller has no knowledge of any legitimate basis for such a claim against the Company.

     Section 3.10 Employee Benefit Plans.

     (a) Section 3.10(a) of the Seller Disclosure Schedule contains a complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employment and severance agreements, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs, policies and agreements, in each case that are sponsored, maintained, contributed to or required to be contributed to by the Company, or to which the Company is a party for the benefit of any current or former employee, director, consultant or independent contractor of the Company (together, the "Company Employee Plans"). Except as set forth on
Section 3.10(a) of the Seller Disclosure Schedule, none of the Company Employee Plans is sponsored, maintained, contributed to or required to be contributed to by Seller (other than the Company) and no current employee, director, consultant or independent contractor of the Seller (other than the Company) participates or is eligible to participate in such Company Employee Plans.

     (b) The Seller has delivered or made available to the Purchaser accurate and complete copies of the following with respect to the Company Employee Plans, to the extent applicable, as of the date of this Agreement: (i) all plan documents and all amendments thereto, (ii) summary plan descriptions and summaries of material modifications, (iii) trust documents, insurance contracts and other funding instruments, (iv) the two most recently prepared financial statements and actuarial reports, (v) the two most recently filed annual reports and (vi) determination letters received from the Internal Revenue Service.

     (c) All Company Employee Plans have been administered and operated in compliance with the requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable Laws, except for failures to so administer and operate Company Employee Plans that have not had or would not have a Company Material Adverse Effect. Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a current determination letter from the Internal Revenue Service stating that it is so qualified in its entirety, and to the knowledge of Seller each such plan is so qualified, and, as of the date of this Agreement, no such determination letter has been revoked. There have been no "prohibited transactions" within the meaning of Section

4975 of the Code or Section 406 of ERISA involving any of the Company Employee Plans that would be reasonably likely to subject the Company to any penalties or taxes.

     (d) Each Company Employee Plan that is subject to the minimum funding requirements of Section 412 of the Code complies with such requirements, and no Company Employee Plan has a minimum funding variance or waiver under Section 412(d) of the Code. Neither the Company, nor any trade or business that together with the Company would be deemed a "single employer" under Section 4001(b) of ERISA (a "Company ERISA Affiliate") has any liability, and no event has occurred that could reasonably give rise to any liability under Title IV of ERISA (other than for the payment of premiums to the Pension Benefit Guaranty Corporation). Neither the Company nor any of its subsidiaries participates in any multiemployer plan (as defined in Section 3(37) of ERISA), nor has the Company, its subsidiaries or any ERISA Affiliate incurred any withdrawal liability to a multiemployer plan that has not been satisfied in full.

     (e) As of the date of this Agreement, no disputes, lawsuits, claims (other than routine claims for benefits), or to the knowledge of the Seller, investigations or audits by any person or Governmental Entity have been filed or are pending with respect to the Company Employee Plans or the Company in connection with any Company Employee Plan or the fiduciaries or administrators thereof. And, to the knowledge of the Seller, none of the preceding have been threatened.

     (f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not constitute an event under any Company Employee Plan that will cause any payment, benefit, acceleration, vesting, distribution, or obligation to fund benefits with respect to any current or former employee of the Company.

     (g) No Company Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees of the Company for periods extending beyond their termination of service, other than coverage mandated by applicable Law.

     Section 3.11 Taxes.

     (a) Except as set forth in the Company Balance Sheet (including the notes thereto) (i) all Company Tax Returns required to be filed on or prior to the date of this Agreement with any taxing authority by, or with respect to, the Company have been filed in accordance with all applicable laws; (ii) the Company has timely paid all Taxes shown as due and payable on the Company Tax Returns that have been so filed, and, as of the time of filing, the Company Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet); (iii) the Company has made provision for all Taxes payable by the Company for which no Company Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to the Company reflected on the Company Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company in respect of any Tax where there is a reasonable possibility of an adverse determination; and (vi) to the best of the Seller's knowledge and belief, the Company is not liable for any Tax imposed on any entity other than the Company. For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, production, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "Tax Returns" shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     (b) The Company has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     Section 3.12 Material Contracts.

     (a) Section 3.12(a) of the Seller Disclosure Schedule lists the following notes, leases, licenses, contracts and agreements ("Company Contracts") to which the Company, as of the date of this Agreement, is a party or is bound:

          (i) each mortgage, indenture, note, installment obligation or other instrument, contract, agreement or arrangement relating to the borrowing of money by the Company;

          (ii) any guaranty, direct or indirect, by the Company of any obligation for borrowed money;

          (iii) any obligation to sell or to register the sale of any of the shares of capital stock or other securities of the Company;

          (iv) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition or disposition of a business;

          (v) each collective bargaining or union contract;

          (vi) each material contract for the purchase of capital equipment, materials or supplies;

          (vii) each contract for the acquisition or disposition of material assets, other than in the ordinary course of business;

          (viii) each contract relating to the leasing of or other arrangement for use of material real or personal property;

          (ix) each contract between the Company, on the one hand, and the Seller or his Affiliates on the other hand;

          (x) any employment agreement with any director, officer or employee of the Company;

          (xi) all Drilling Contracts (included by reference to Schedule 2.1(d)); and

          (xii) all material certificates, licenses, permits, consents, operating authorities, orders, exemptions, franchises, approvals, registrations and other authorizations and applications therefore specifically associated with the ownership, maintenance and operation of the Company's assets.

     (b) The Company is not (and to the knowledge of the Seller, as of the date of this Agreement, no other party is) in breach or default under the Company Contracts and no event has occurred under the Company Contracts which would constitute (with or without due notice or lapse of time or both) a breach or default by the Company or, to the knowledge of the Seller, by any other party thereto (or give rise to any right of termination, cancellation, modification or acceleration against the Company, or, to the knowledge of the Seller, any other party thereto) under the Company Contracts and (y) each Company Contract is a valid and binding obligation of the Company and, to the knowledge of the Seller, as of the date of this Agreement, the other party thereto, enforceable against such persons in accordance with its terms, subject to limitations imposed by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and general equitable principles.

     (c) As of the date of this Agreement, (i) neither the Seller nor the Company has received written notice, or to the knowledge of the Seller, other communication of any actual or alleged breach of or default under or threatened cancellation, termination or acceleration of such contracts, and (ii) to the knowledge of the Seller, no event has occurred or circumstances exist that would give the Company or any other person or party to such contracts the right to exercise any remedy under or to cancel or terminate any such contract.

     (d) Prior to the date hereof, neither the Company nor the Seller has received any prepayments, advance payments or other payments under any Drilling Contract or other Company Contract which represents payment or consideration for any services to be provided or performed by the Company or materials to be supplied or other goods or inventory to be transferred by the Company after the Closing Date.

     (e) Seller has made available to Purchaser for review complete and correct copies of all material Company Contracts (including all Drilling Contracts).

     Section 3.13 Assets Necessary to Business. The assets, properties, contracts and rights of the Company include all of the assets, properties, contracts and rights that are necessary for the conduct of the business in the manner as it is currently conducted, and are reflected in the Company Balance Sheet (other than assets that have been sold or disposed of in the ordinary course of business). The Company has maintained all of its tangible assets in good and normal operating condition, all such assets are free and clear from all defects in all material respects, ordinary wear and tear excepted, and all such tangible assets are fully adequate and suitable for the purposes for which they are presently used.

     Section 3.14 Title to Assets. The Company has good and valid title (or in the case of real property owned by the Company, good and marketable title) to all of the Company Property, free and clear of all Liens, other than (x) as set forth in Section 3.14 of the Seller Disclosure Schedule or in the Company Balance Sheet and (y) (i) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business securing amounts that (A ) are not due and payable or (B) are being contested in good faith and for which appropriate bonds have been posted (all of which are listed in Section 3.14 of the Seller Disclosure Schedule) and (ii) Liens for Taxes that are (A) not due and payable or (B) being contested in good faith ("Company Permitted Liens"). Section 3.14 of the Seller Disclosure Schedule sets forth a list of all real property owned by the Company. None of the real property comprising the Company Property is subject to any leases.

     Section 3.15 Labor Relations. Except as set forth in Section 3.15 of the Seller Disclosure Schedule, (a) The Company is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours; (b) neither the Seller nor the Company has received written notice of any charge or complaint against the Company pending before the Equal Employment Opportunity Commission, the National Labor Relations Board, or any other Governmental Entity regarding an unlawful employment practice; (c) the Company is not a party to any collective bargaining agreement and there is no labor strike, slowdown or stoppage actually pending or, to the knowledge of the Seller, threatened or being carried out against the Company; (d) neither the Seller nor the Company has received written notice that any representation petition respecting the employees of the Company has been filed with the National Labor Relations Board; and (e) the Company is and has been in substantial compliance with all notice and other requirements under the Worker Adjustment and Retaining Notification Act of 1988 or similar state statute.

     Section 3.16 Insurance. Section 3.16 of the Seller Disclosure Schedule sets forth all material insurance policies maintained by the Company for the benefit of or in connection with the Company or its business. Except as set forth in
Section 3.16 of the Seller Disclosure Schedule, none of the material insurance policies maintained by the Company for the benefit of or in connection with the Company or its business will lapse or become subject to termination by the insurer because of the transactions contemplated by this Agreement.

     Section 3.17 Investment.

     The Seller hereby acknowledges receipt of copies of the Purchaser Commission Documents and represents, acknowledges and understands that:

     (a) the Purchase Consideration has not been, and will not have been at the time of its issuance pursuant to this Agreement, registered under the Securities Act of 1933, as amended (the "Securities Act") or registered or qualified under any state securities laws because it will be so issued in reliance upon exemptions from registration or qualification that depend, in part, on the Seller's acknowledgements, representations and warranties made herein;

     (b) the certificates evidencing the Purchase Consideration will bear a legend in substantially the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE OKLAHOMA SECURITIES ACT. NEITHER THE RECORD NOR THE BENEFICIAL OWNERSHIP OF SAID SECURITIES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SAID SECURITIES UNDER BOTH OF SAID ACTS AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR RULES UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACTS ARE AVAILABLE WITH RESPECT TO

     SUCH SALE OR TRANSFER AND SAID SALE OR TRANSFER IS MADE PURSUANT TO AND IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF SAID EXEMPTIONS;

     (c) the Purchase Consideration is being acquired for its own account and without a view to the distribution thereof or any interest therein;

     (d) Seller is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act;

     (e) Seller has received copies of the Purchaser Common Stock Documents and certain information concerning the Purchaser and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Purchase Consideration; and

     (f) the Purchase Consideration shall not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of by Seller in violation of any applicable securities laws or regulations.

     Section 3.18 Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or any Affiliate of the Seller.

     Section 3.19 No Implied Representations. The Seller acknowledges that the Purchaser is not making any representations or warranties other than as explicitly set forth in this Agreement. The Seller agrees that it shall not assert any claims against or seek any damages or other remedies (including pursuant to any implied warranties or similar rights, which the Seller expressly and irrevocably waives and agrees not to seek to enforce) from the Purchaser or any of its officers, directors, affiliates, stockholders, agents, advisors or representatives (collectively, "representatives") for any matters contemplated hereby except for fraud or as explicitly set forth or incorporated herein.

     Section 3.20 Affiliated Transactions. Except as set forth in Section 3.20 of the Seller Disclosure Schedule, the Company has not, directly or indirectly, acquired any asset (real or personal, tangible or intangible) or obtained any service from, or disposed of any asset or furnished any service to, or entered into any agreement, commitment or understanding with, (i) the Seller, (ii) to the knowledge of the Seller, any Affiliate of the Seller (other than the Company), or (iii) to the knowledge of the Seller, any associate, relative or other related party of any person referred to in clause (i) or (ii). Except as set forth in Section 3.20 of the Seller Disclosure Schedule, none of the persons named in clause (i) (or, to the knowledge of the Seller, clauses (ii) or (iii)) of the preceding sentence, directly or indirectly, (x) owns any interest in the Company Property, (y) owns or has any interest in a supplier, customer or competitor of the Company, or (z) has received any loans from or is otherwise a debtor of, or made any loans to or is otherwise a creditor of, the Company.

     Section 3.21 Absence of Undisclosed Liability. To the knowledge of the Seller, except as described in Section 3.21 of the Seller Disclosure Schedule or as otherwise disclosed in this Agreement, the Company has no liabilities or obligations (whether direct, indirect, accrued or contingent) that will be outstanding obligations or liabilities of the Company as of the Closing Date.

     Section 3.22 Relationship with Customers. To the knowledge of the Seller, no material customer of the Company has, since January 1, 2002 and on or prior to the date hereof, threatened to cancel or otherwise terminate its relationship with the Company, or to materially decrease its usage of the services of the Company (it being agreed that requests for proposals from customers shall not be considered any such threat).

     Section 3.23 Performance Bonds; Letters of Credit. There are no performance or similar bonds or letters of credit currently posted by Seller or any of its Affiliates for the purpose of owning, operating or maintaining any of the Company' Property.

     Section 3.24 Powers of Attorney; Authorized Signatories. Section 3.24 of the Company Disclosure Schedule lists: (i) the names and addresses of all persons holding powers of attorney on behalf of the Company.

     Section 3.25 Workers' Compensation Claims. As of the Closing there are no pending or, threatened workers' compensation claims against Company for which the Company is not indemnified by Seller as provided in this Agreement.

     Section 3.26 Full Disclosure. No representation or warranty of the Seller made in this Agreement or in any ancillary agreement, nor any written statement furnished to the Purchaser pursuant to this Agreement or any ancillary agreement or in connection with the transactions contemplated thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statement in question not misleading. Each of the schedules attached hereto is a true, complete and accurate list or description, as appropriate, of the items purported to be listed or described on that schedule.

                                   Article 4.
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     Except as set forth in the disclosure schedule being delivered by the Purchaser to the Seller (the "Purchaser Disclosure Schedule"), the Purchaser represents and warrants to the Seller as follows:

     Section 4.1 Organization and Authority of the Purchaser.

     (a) Each of the Purchaser and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now being conducted. Each of the Purchaser and its subsidiaries is duly qualified to do business and in good standing and is duly licensed, authorized or qualified to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had a Purchaser Material Adverse Effect. "Purchaser Material Adverse Effect" means a change or effect that is materially adverse to the business, financial condition or results of operations of the Purchaser and its subsidiaries taken as a whole

     (b) The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of each of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of Purchaser and no other corporate actions or proceedings on the part of the Purchaser are necessary to authorize this Agreement or for the Purchaser to consummate the transactions contemplated hereby.

     (c) This Agreement has been duly and validly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by the Seller) constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to limitations imposed by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and general equitable principles.

     (d) The Purchaser has heretofore delivered to the Seller true and complete copies of the certificate of incorporation and bylaws or similar organizational documents of the Purchaser.

     Section 4.2 Capitalization. The authorized capital stock of Purchaser consists of 75,000,000 shares of Purchaser Common Stock, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of the close of business on May 23, 2002, (i) there were issued and outstanding 36,113, 800 shares of Purchaser Common Stock, (ii) no shares of preferred stock were issued and outstanding and
(iii) there were outstanding options to purchase 572,300 shares of Purchaser Common Stock, and no other shares of capital stock or other voting securities of Purchaser. All outstanding shares of capital stock of Purchaser have been duly authorized and validly issued and are fully paid and nonassessable. One right to purchase 1/100th of a share of Series A Junior Preferred Stock, issued in accordance with the Purchaser's Rights Agreement dated as of May 19, 1995, as amended, is associated with and attached to each outstanding share of Purchaser Common Stock.

     Section 4.3 Consents and Approvals; No Violations.

     (a) No filing or registration with, and no permit, authorization, certificate, waiver, license, consent or approval of, any Governmental Entity is necessary for the execution, delivery or performance by the Purchaser of this Agreement, except (x) for the applicable requirements of the HSR Act, (y) as a result of facts or circumstances particular to the Seller, (z) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and compliance with any applicable requirements of the Securities Act.

     (b) Neither the execution and delivery of this Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby nor compliance by the Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Purchaser,
(ii) require the consent or waiver of any person (other than a Governmental Entity) or result in a violation or breach of, or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or the loss of any material benefit under, any material contract to which the Purchaser is a party or by which any of its material assets may be bound or result in the imposition of or the creation of any Lien upon any of the assets or properties of the Purchaser pursuant to or under, any of the terms, conditions or provisions of any note, lease, license, contract or agreement to which the Purchaser is a party or by which the Purchaser, or any of its assets, is bound or (iii) violate any order, writ, injunction, decree or Law applicable to the Purchaser or any subsidiary of the Purchaser, except in the case of (ii) or (iii), for violations, breaches or defaults which, or consents or waivers the absence of which, individually or in the aggregate, have not had and would not have a Purchaser Material Adverse Effect.

     Section 4.4 Absence of Certain Changes. Since December 31, 2001(i) the businesses of the Purchaser have been conducted only in the ordinary course of business and (ii) the Purchaser has not suffered a Purchaser Material Adverse Effect.

     Section 4.5 Investment. The Purchaser, with respect to all of the Company Shares to be acquired by it hereunder, is not acquiring such securities with a present view to, or with any present intention of, distributing or reselling any thereof in any transaction that would be in violation of the securities laws of the United States of America or any State.

     Section 4.6 Business Combination Provision; Rights Plan. The Board of Directors of Purchaser has (i) taken the necessary action to render its Rights Plan and any potentially applicable antitakeover or similar statute or regulation inapplicable to this Agreement and the transactions contemplated hereby and (ii) has resolved to, and promptly after the execution of this Agreement will, take the necessary action to render the supermajority voting provisions of Article 11 of Purchaser's certificate of incorporation inapplicable to this Agreement and the transactions contemplated hereby, if required.

     Section 4.7 Purchaser Commission Documents.

     (a) Purchaser has made available to Seller (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1999, 2000 and 2001, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 2001, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Purchaser held or to be held since December 31, 2001, and (iv) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "Commission") since December 31, 2001 (the documents referred to in this Section 3.7(a) being referred to collectively as the "Purchaser Commission Documents"). Purchaser's annual report on Form 10-K for its fiscal year ended December 31, 2001 is referred to herein as the "Purchaser 10-K".

     (b) As of its filing date, each Purchaser Commission Document complied as to form in all material respects with the applicable requirements of the Exchange Act.

     (c) As of its filing date, each Purchaser Commission Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each registration statement, as amended or supplemented, if applicable, filed by Purchaser since January 1, 2000 pursuant to the Securities Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 4.8 Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

     Section 4.9 No Implied Representations. The Purchaser acknowledges that the Seller is not making any representations or warranties regarding the Company's business other than as explicitly set forth in this Agreement. The Purchaser agrees that it shall not assert any claims against or seek any damages or other remedies (including pursuant to any implied warranties or similar rights, which the Purchaser expressly and irrevocably waives and agrees not to seek to enforce) from the Seller or any of its representatives for any matters relating to the Company's business or the other matters contemplated hereby except for fraud or as explicitly set forth herein.

                                   Article 5.
                                   COVENANTS

     Section 5.1 Conduct of the Business of the Company.

     (a) During the period from the date hereof to the Closing Date, the Seller shall, except as otherwise expressly provided in this Agreement, cause the Company to operate only in the ordinary course of business consistent with past practice. The Seller shall, and shall cause the Company to, use all reasonable efforts to preserve intact the present organization of the Company's business, keep available the services of the present officers and employees of the Company and preserve the Company's relationships with customers, suppliers, and others having significant business dealings with its business.

     (b) Without limiting the generality of the foregoing, and except as set forth in Section 5.1 of the Seller Disclosure Schedule or as otherwise expressly provided in this Agreement, from the date of this Agreement to the Closing Date, the Seller shall cause the Company not to, and the Company shall not, without the written consent of the Purchaser:

          (i) amend its certificate of incorporation or by-laws (or other similar organizational documents) or alter through merger, liquidation, reorganization, restructuring or in any other fashion, the corporate structure or ownership of the Company;

          (ii) issue, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of capital stock of the Company, or any securities convertible into, or exchangeable for, any such shares or amend the terms of any such securities or agreements outstanding on the date hereof;

          (iii) (A) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, or (B) redeem, repurchase or otherwise acquire any of its securities or split, combine or reclassify any shares of its capital stock;

          (iv) (A) as to the Company Property, transfer, sell, lease, license or dispose of any assets or rights, unless in the ordinary course of business consistent with past practice; or (B) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of or by any other manner any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets in the ordinary course of business and consistent with past practices);

          (v) (A) incur, assume, discharge, cancel or prepay any material indebtedness or other obligation or issue or sell any debt securities or rights to acquire any debt securities, (B) assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other person, (C) change the Company's practices with respect to the timing of payments or collections; or (D) mortgage or pledge any of its assets or permit to exist any Lien (other than Company Permitted Liens) thereupon;

          (vi) enter into, adopt, amend or terminate any employee benefit plan, or increase in any respect the compensation or fringe benefits of any officer or employee of the Company or pay any benefit not required by any existing plan, except in the ordinary course of business or as required by applicable law or existing contractual arrangements;

          (vii) enter into any employment or severance agreement with any employee, or adopt or enter into any collective bargaining agreement;

          (viii) enter into, amend, assign or terminate any Company Contract, except in the ordinary course of business and consistent with past practices;

          (ix) enter into any agreement or engage in any transactions with the Seller or any Affiliate of the Seller other than in the ordinary course of business and consistent with past practices and on a basis no less favorable than would at the time be obtainable for a comparable transaction in arm's-length dealing with an unrelated third party;

          (x) settle or compromise any litigation of the Company (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims, liabilities or obligations but only to the extent the same relates to the Company Property;

          (xi) change or agree to change any accounting method or policy other than as required by GAAP or by Law;

          (xii) change, or agree to change, any business policies which relate to advertising, pricing, personnel, labor relations, sales, returns or product acquisitions, in each case in a manner which would have a Company Material Adverse Effect; or

          (xiii) take, or agree in writing or otherwise to take, any of the foregoing actions.

     Section 5.2 Access to Information.

     (a) Upon reasonable notice, and subject to applicable law and any applicable contractual restrictions, the Seller shall, and shall cause the Company to, afford to the officers, employees, accountants, counsel and other representatives of the Purchaser reasonable access during normal business hours to all of the Company's offices, facilities, properties, books and records relating to its business, and the Seller shall furnish promptly to the Purchaser all information concerning the business, properties and personnel of the Company as the Purchaser may reasonably request. All information provided or made available to, or obtained by, the Purchaser or any of its officers, employees, accountants, counsel or other representatives (or their respective accountants or counsel) shall be kept confidential pursuant to the confidentiality agreement dated May 23, 2002 between the Purchaser and the Seller (the "Confidentiality Agreement"). Notwithstanding the foregoing, the Purchaser shall not have the right to receive or obtain any information relating to Taxes or Tax Returns of the Seller or any of its Affiliates, other than information relating solely to the Company.

     (b) Upon reasonable notice, and subject to applicable law and any applicable contractual restrictions, the Purchaser shall, and shall cause its subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Seller reasonable access during normal business hours to all of the Purchaser's offices, facilities, properties, books and records, and the Purchaser shall furnish promptly to the Seller all information concerning the business, properties and personnel of the Purchaser as the Seller may reasonably request. All information provided or made available to, or obtained by, the Seller or any of its officers, employees, accountants, counsel or other representatives (or their respective accountants or counsel) shall be kept confidential pursuant to the Confidentiality Agreement.

     Section 5.3 Reasonable Best Efforts.

     (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any Governmental Entity, including making the filings pursuant to the HSR Act within 20 business days of the date hereof, if required. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement.

     (b) Notwithstanding the provisions set forth in Section 5.4(a), or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, the Purchaser shall not be required to divest or hold separate or otherwise take or commit to take any action that materially limits the Purchaser's freedom of action with respect to, or its ability to retain, the Company or any material portions of the businesses, product lines, properties or assets of the Company, without the Purchaser's prior written consent.

     (c) Notwithstanding the provisions set forth in Section 5.4(a), or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, neither the Seller nor any Affiliate of the Seller shall be required to divest or hold separate or otherwise take or commit to take any action that materially limits Seller's freedom of action with respect to, or its ability to retain, any material portions of the businesses, product lines, properties or assets of the Seller or any Affiliates of the Seller, without the Seller's prior written consent.

     Section 5.4 Further Assurances; No Hindrances. From time to time after the Closing, without additional consideration, each of the Seller and the Purchaser will execute and deliver such further instruments and take such other action as may be necessary to make effective the transactions contemplated by this Agreement. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts (i) to cause all conditions precedent to its obligations to consummate the transactions contemplated hereby to be satisfied and (ii) not to take, or cause to be taken, any actions to hinder or delay the consummation of the transactions contemplated hereby.

     Section 5.5 Employee Matters.

     (a) Seller shall provide to Purchaser a list of all of the Company's employees whose work is primarily associated with the Company Property. Purchaser shall have the right to interview the Company's employees at any time after the execution of this Agreement and provide Seller with a list of the Company's employees which have agreed, prior to Closing, to become an Employee (as defined below). Any employee who, for whatever reason does not become an Employee, shall, prior to Closing, become an employee of Seller or an Affiliate of Seller. Seller shall be solely responsible for the payment of any severance or other benefits to employees who are not Employees, should they be entitled to any under existing policies of the Seller or the Company. Notwithstanding any other provision of this Agreement, the parties hereto do not intend to create any third-party beneficiary rights, including without limitation, severance payment rights respecting any of the Company's employees or future employees as a result of the provisions herein and specifically hereby negate any such intention. With respect to those employees who continue employment with the Company after the Closing Date (the "Employees"), Purchaser agrees to provide employee benefits to the Employees that are, in all material respects, no less favorable to such Employees than the employee benefits provided to similarly situated employees of Purchaser (or its Affiliates) under employee benefit plans sponsored by Purchaser provided that such Employees will be subject to the terms and conditions of the applicable employee benefit plan, subject, in all cases, to the provisions of this Section 5.5. However, the Employees shall not be credited with their prior years of service with the Company for purposes of Purchaser's Separation Benefit Plan or Purchaser's Separation Benefit Plan for Senior Management.

     (b) Purchaser and Seller shall cooperate in making all appropriate arrangements and filings, if any, with respect to the Company's Employee Plans. Seller represents, covenants and agrees with respect to the Company's Plans that are qualified under Section 401(a) of the Code, that, as of the date of Closing,, such plans (i) satisfy the requirements of Sections 401(a), (k), and
(m) of the Code and any and all other applicable laws and regulations, (ii) such plans are qualified under the Code and have been amended to satisfy the requirements of the Tax Reform Act of 1986, the Unemployment Compensation Amendments of 1992, the Omnibus Reconciliation Act of 1993, and the final nondiscrimination regulations under Section 401(a)(4) of the Code, and (iii) will have not been amended or operated in a way which would adversely affect such qualified status.

(c) The Company shall provide any Employee who is subsequently terminated by the Company for any reason, health plan continuation coverage to the extent of and in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and Section 601 through 608 of ERISA ("COBRA"); and Seller agrees to provide health plan continuation coverage to the extent of and in accordance with COBRA.

(d) As soon as possible after execution of this Agreement, Seller will provide Purchaser with copies of each of its employee benefit plans, policies and programs provided to Company's employees associated with the Company Property.

     Section 5.6 Access to Records. The Purchaser agrees that it shall take reasonable efforts to preserve and keep all books and records in respect of the Company business that relate to periods prior to the Closing, or to matters for which the Seller may be required to provide indemnification hereunder, for a period of four years from the Closing Date (or any longer period required by applicable law or until the final resolution of any matters for which the Seller may be required to provide indemnification hereunder), and shall give the Seller reasonable access to such books and records during normal business hours. However, failure of Purchaser to maintain such records will not result in any liability to the Seller or any of its Affiliates.

     (b) Subject to applicable law and any applicable contractual restrictions, if following the Closing a party hereto (or its subsidiaries) is in possession of any information relating to the business of the Company which the other party requires in order to prepare documents required to be filed with Governmental Entities or its financial statements, such party shall furnish such information to the other party as soon as reasonably practicable following a written request for such information.

     Section 5.7 Notice of Possible Breach. Prior to the Closing, if any party to this Agreement shall become aware of any fact, event or circumstance that would constitute a breach of this Agreement by the other party or that would result in the failure to satisfy any condition set forth in Article 6, such party shall promptly notify the other party thereof in writing. The parties shall thereupon provide reasonable cooperation to cure or remedy such breaches or satisfy such closing conditions.

     Section 5.8 Supplemental Disclosure. From time to time prior to the Closing, the Seller will, and will cause the Company to, promptly following its becoming aware thereof supplement or amend the Seller Disclosure Schedule with respect to any matter hereafter arising or discovered which, if known, existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedule. From time to time prior to the Closing, the Purchaser will, promptly following its becoming aware thereof supplement or amend the Purchaser Disclosure Schedule with respect to any matter hereafter arising or discovered which, if known, existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Purchaser Disclosure Schedule. Any supplement or amendment of the Seller Disclosure Schedule or the Purchaser Disclosure Schedule made pursuant to this
Section 5.8 shall not be deemed to cure any breach or inaccuracy of any representation or warranty made in this Agreement.

     Section 5.9 Notices of Certain Events. The Seller shall, and shall cause the Company to, notify the Purchaser in writing and the Purchaser shall notify the Seller in writing of:

     (a) any notice or other communication received by the Seller, the Company or the Purchaser, as the case may be, from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any Governmental Entity received by the Seller, the Company or the Purchaser, as the case may be, that relates to the transactions contemplated by this Agreement or that is materially significant to the Business; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to the Seller's or the Purchaser's, as the case may be, knowledge threatened against, relating to or involving or otherwise affecting the Seller, the Company or the Purchaser, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement.

     Section 5.10 Confidentiality. From the Closing Date until the third anniversary of the Closing Date, the Seller will not, and will not permit its Affiliates or any of their respective affiliates to, disclose to any person without the prior written consent of the Purchaser any confidential or non-public information relating to or concerning the business of the Company (the "Confidential Information"), unless (i) disclosure is required to be made under applicable Law or (ii) such information is or becomes generally available
(a) to the public other than as a result of disclosure by the Seller in violation of this Section 5.10 or (b) to the Seller on a non-confidential basis from a source, other than the Company or the Purchaser, which to the knowledge of the Seller, is not prohibited from disclosing the confidential information by contractual, legal or fiduciary obligation. The Seller shall notify the Purchaser promptly after receipt by the Seller of any request for such information.

     Section 5.11 Insurance. The Seller shall keep, or cause to be kept, all material insurance policies maintained by the Seller for the benefit of the business of the Company, or suitable replacements therefor (which may include policies containing terms equal or more favorable than the policies that they are replacing), in full force and effect up to the Closing. To the extent the Seller or any of its Affiliates receives, whether before or after the Closing Date, any proceeds from any insurance policy with respect to the business of the Company (except in respect of excluded assets or liabilities for which the Seller is responsible), the Seller shall or shall cause its Affiliates to pay over to the Company such proceeds as promptly as practicable.

     Section 5.12 Non-Solicitation of Employees.

     (a) From and after the date hereof, the Seller shall not (and shall cause his Affiliates to not), without the prior written approval of the Purchaser, for a period of two years from the Closing Date, directly or indirectly, solicit, encourage, entice or induce any person who is an employee of the Company at the date hereof or who becomes an employee of the Company after the date hereof but prior to the Closing Date, to terminate his or her employment with the Company, or hire or employ any person who is an employee of the Company at the date hereof or who becomes an employee of the Company after the date hereof but prior to the Closing Date; provided that the foregoing shall not apply to persons who approach the Seller or any of his Affiliates for the purposes of employment or who are hired as a result of the use of an independent employment agency where contact between such person and the independent employment agency was initiated by such person or as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of the Company.

     (b) If it is ever held that the restriction placed on any party to this Agreement by this Section 5.12 is too onerous and is not necessary for the protection of the other party or parties hereto, each party to this Agreement agrees that any court of competent jurisdiction may impose lesser restrictions which such court may consider to be necessary or appropriate to properly protect the other party or parties hereto.

     Section 5.13 Listing of Purchase Consideration. The Purchaser shall use its reasonable best efforts to cause the shares of Purchaser's common stock to be issued hereunder to be listed on the New York Stock Exchange, subject to official notice of issuance, as promptly as possible.

     Section 5.14 Nonsolicitation. Prior to the Closing, except with respect to this Agreement, none of the Seller, any Affiliate of the Seller, or Representative of the Seller or any of his Affiliates may directly or indirectly
(1) solicit, initiate, encourage or knowingly facilitate (including by way of furnishing information) any inquiries relating to, or the making of, any Acquisition Proposal by any person, or (2) have any discussion with or furnish any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal. The Seller shall, and will cause his Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal and Seller will use his reasonable best efforts to cause such parties to return or destroy confidential information concerning the Company provided to such parties by or on behalf of the Seller. The Seller shall promptly inform his Representatives of the obligations undertaken in this Section 5.14. "Acquisition Proposal" means any proposal or offer (whether or not in writing) to acquire in any manner, directly or indirectly, any Company Shares, any shares of capital stock or other securities of the Company or all or any material portion of the assets or properties of Company. "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative.

     Section 5.15 Option to Acquire Additional Drilling Rigs.

     (a) KFOC has certain drilling rig parts and inventory that it currently intends to use to build additional drilling rigs (the "Build-Out Rigs") in the future. In the event KFOC desires to build out the Build-Out Rigs, Seller shall cause KFOC to build out the Build-Out Rigs on the following terms and conditions:

          (i) The Build-Out Rigs shall be built out in groups ("Groups" and each a "Group"). Each Group shall consist of up to five rigs. KFOC shall notify Purchaser, in writing, when KFOC determines to build out a Group.

          (ii) Purchaser and KFOC shall negotiate in good faith, for a period not exceeding fifteen Tulsa business days following notice by KFOC of its desire to build-out a Group, to agree on the number of rigs in a Group, the type of rigs (giving preference to using existing KFOC equipment), the design of the rigs, and the time when each

  Group will be built (the "Group Specifications"). In the event, Purchaser and KFOC do not agree upon the Group Specifications, KFOC shall have the right to determine the Group Specifications in its sole discretion.

          (iii) At such time as the Group Specifications have been determined in accordance with the preceding subparagraph, KFOC shall provide written notice to Purchaser setting forth the Group Specifications and Seller's proposed sales price for each Build-Our Rig in the Group (the "KFOC Group Notice").

          (iv) Purchaser shall have the exclusive first option to elect to acquire the Group at Seller's proposed sales price for the total sales price of all of the Build-out Rigs in the Group, provided such option is irrevocably and unconditionally exercised as to all Build-Out Rigs in the Group by notice to KFOC within 15 days after receipt of the KFOC Group Notice (the "Option"). In the event Purchaser elects to exercise an Option, KFOC shall, if requested by Purchaser, transfer the assets and equipment comprising the Group into a new wholly owned subsidiary of KFOC and Purchaser shall acquire all of the outstanding capital stock of the new subsidiary company as opposed to acquiring the assets comprising the Group.

          (v) If Purchaser timely exercises the Option in respect of a Group:

               (A) KFOC shall build-out the Build-Out Rigs in the Group in accordance with the Group Specifications in all material respects. Each Build-Out Rig shall be, when delivered, fit for the purposes for which it is intended.

               (B) Purchaser shall accept delivery of each Build-Out Rig as completed at the place of build-out within the later of fifteen Tulsa Business days following notice of the completion of such Build-Out Rig or the date on which the Build-Out Rig is in material compliance with the Group Specifications (the "Delivery Date"). The sales price of each Build-Out Rig shall be paid in Purchaser's Common Stock valued as hereafter provided.

               (C) The value of Purchaser's Common Stock shall be based on the average closing sales price thereof on the New York Stock Exchange for the 15 trading days prior to the KFOC Group Notice. The Common Stock shall be issued and delivered to KFOC on the Delivery Date and, when issued, shall be fully paid and non-assessable.

          (vi) If Purchaser fails to timely exercise the Option with respect to any Group (a Non-Acquired Group"), KFOC shall be free to (i) sell the Non-Acquired Group to a third party at a price not less than the price originally proposed to Purchaser or (ii) allow one of Seller's Affiliates to work the Build-Out Rigs. In the event of (ii) and Seller or KFOC elects thereafter to sell the Non-Acquired Group (or any individual Build-Out Rig included in the Non-Acquired Group) or if Seller or KFOC should elect to sell the Non-Acquired Group (or any individual Build-Out Rig included in the Non-Acquired Group) to a third party at a price below that originally offered to Purchaser, then Seller must first provide written notice thereof to Purchaser and allow Purchaser the option to acquire such Rig(s) on the terms and conditions heretofore set forth, but at the new sales price. This provision will apply each time that Seller or his Affiliate proposes to sell a Non-Acquired Rig.


          (vii) At Seller's election and, subject to the negotiation and execution of a management agreement providing for the allocation of responsibilities and obligations, the Build-Out Rigs would be built-out under Purchaser's supervision with KFOC paying the costs to build out the rigs. Purchaser would be entitled to receive a supervision fee of $100,000 per rig. The management agreement shall, in addition to other terms and conditions, include the terms set forth on Section 5.15(a)(vii) of the Seller Disclosure Schedule. Purchaser's obligations under this Section 5.15(a)(vii) shall terminate three years from the Closing Date.

     (b) Until the earliest to occur of (i) three years from the Closing Date, or (ii) such time as all of the Build-Out Rigs have been built-out in accordance with this Agreement:

          (i) Seller and his Affiliates shall not engage directly in the onshore contract drilling business except for Non-Acquired Rigs that Purchaser has not purchased and Seller or his Affiliates elected to work in accordance with
  (a)(v)(ii) above; and,

          (ii) Seller and his Affiliates (including KFOC) shall not acquire control of any entity engaged in the onshore contract drilling business. For purposes of this subsection, "control" means the acquisition, directly or indirectly, of shares or interests in any class of voting securities of such entity in an amount that is the greater of (i)

  25% or (ii) an amount equal to that held by any person or group that is not an Affiliate of the Seller. Any shares acquired by Seller pursuant to the sale of a Non-Acquired Group (or any individual Build-Out Rig included in the Non-Acquired Group), in accordance with subsection (vi) above, shall not be included for purposes of determining if Seller has acquired control of any entity.

     (c) Any shares of Purchaser Common Stock issued to Seller in accordance with the provisions of this Section 5.15 will be subject to the provisions of
Article 10.

     (d) The provisions of this Section shall be subject to enforcement by means of Section 12.6.

     (e) Any of the parties subject to this Section 5.15, may upon written notice to the other parties assign its rights, interest or obligations under this section to one or more Affiliates: provided, that in any or all such cases the original party hereto shall remain responsible for the performance of its duties, liabilities or obligations under this Section 5.15.

     Section 5.16 Loss of Company Property.

     (a) The Seller shall keep, or cause to be kept, all material insurance policies maintained by the Seller for the benefit of the business of the Company, or suitable replacements therefor (which may include policies containing terms equal or more favorable than the policies that they are replacing), in full force and effect up to the Closing. Except as otherwise provided in subsections (b) and (c) below or in respect of a liability for which Seller is liable, to the extent the Seller or any of his Affiliates receives, whether before or after the Closing Date, any proceeds from any insurance policy with respect to the Company Property, the Seller shall or shall cause his Affiliates to pay over to the Company such proceeds as promptly as practicable.

     (b) If any Company Property shall become an actual or constructive total loss prior to the Closing Date: (i) the Purchase Consideration shall be reduced by the amount allocated to such Company Property pursuant to Section 5.16 of the Seller Disclosure Schedule and the Seller shall be entitled to any insurance proceeds and claims with respect thereto together with all rights to salvage and
(ii) the other provisions of this Agreement shall continue to be in effect and the Closing shall take place in the manner contemplated herein.

     (c) If a Company Property sustains damage (estimated to cost more than $10,000 to repair) not amounting to an actual or constructive total loss prior to the Closing Date, at the Seller's election either (i) the Seller shall repair or cause to be repaired the damage to the Company Property at the Seller's own expense or (ii) elect not to repair such Company Property. In the case of an election under clause (ii) of this subsection, the Purchaser may (x) require the Seller to assign to Purchaser at the Closing the rights, if any, the Seller has to receive insurance proceeds in respect of such loss or damage or (y) elect to have the that part of the Company Property excluded as an asset of the Company and be entitled to a reduction in Purchase Consideration equal to its value as set out in Section 2.1(a) of the Seller's Disclosure Schedule. In the case of either (i) or (ii)(x) above, the Purchase Consideration shall not be reduced.

     Section 5.17 Financial Statement Information. Either before or after the Closing, Seller agrees to cooperate with Purchaser and to assist Purchaser's outside auditors in the preparation of any financial statements relating to the Company Property or the Company that may be reasonably requested by Purchaser for filing with the Commission in connection with any filings that may be made by Purchaser under the Securities Act or the Exchange Act. Such financial statements may consist of (i) such audited balance sheets and audited statements of operations, cash flows and changes in equity together with the notes thereon and (ii) such unaudited interim balance sheet and unaudited interim statements of operations, cash flows and changes in equity, if any, in each case as Purchaser shall reasonably deem to be required.

                                   Article 6.
                                   CONDITIONS

     Section 6.1 Conditions to Each Party's Obligations. The respective obligation of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions, unless waived in writing by each of the parties hereto:

     (a) No statute, rule, regulation, order, decree, temporary restraining order or injunction shall have been enacted, entered, promulgated or enforced by a United States Governmental Entity which prohibits or materially restricts the consummation of the transactions contemplated by this Agreement and shall be in effect.

     (b) Any applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated and all other material authorizations, consents, approvals, or clearances of any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

     (c) The Purchaser and Kaiser Francis Charitable Income Trust B shall have entered into an agreement of even date hereof (the "Simultaneous Agreement") pursuant to which the Purchaser and Kaiser Francis Charitable Income Trust B have agreed, among other things, that the Purchaser shall acquire all of the membership interests of CREC Rig Acquisition Company, L.L.C.

     Section 6.2 Conditions to Obligations of the Purchaser. The obligation of the Purchaser to effect the transactions contemplated by this Agreement is further subject to the satisfaction of each of the following conditions, unless waived in writing by the Purchaser:

     (a) The representations and warranties of the Seller contained in Article 3 of this Agreement, without regard to any amendment of or supplement to the Seller Disclosure Schedule since the date of this Agreement and prior to Closing, shall have been true and correct in all material respects (except those representations and warranties qualified by "materiality" and those shall be true and correct in all respects) when made and shall be true and correct in all material respects (except those representations and warranties qualified by "materiality" and those shall be true and correct in all respects) as of the Closing, with the same force and effect as if made at the Closing, except that representations and warranties which are made as of a specific date need only be true and correct as of such date.

     (b) The Seller shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing.

     (c) The Purchaser shall have received a certificate from the Seller to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) above have been satisfied.

     Section 6.3 Conditions to Obligations of the Seller. The obligation of the Seller to effect the transactions contemplated by this Agreement is further subject to the satisfaction of each of the following conditions, unless waived in writing by the Seller:

     (a) The representations and warranties of the Purchaser contained in
Article 4 of this Agreement, without regard to any amendment of or supplement to the Seller Disclosure Schedule since the date of this Agreement and prior to Closing, shall have been true and correct in all material respects (except those representations and warranties qualified by "materiality" and those shall be true and correct in all respects) when made and shall be true and correct in all material respects (except those representations and warranties qualified by "materiality" and those shall be true and correct in all respects) as of the Closing, with the same force and effect as if made at the Closing, except that representations and warranties which are made as of a specific date need only be true and correct as of such date.

     (b) The Purchaser shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing.

     (c) The Seller shall have received from an executive officer of the Purchaser a certificate, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) above have been satisfied.

                                   Article 7.
                            TERMINATION AND AMENDMENT

     Section 7.1 Termination. This Agreement may be terminated:

     (a) at any time prior to the Closing, by mutual written consent of the Seller and the Purchaser;

     (b) at any time prior to the Closing, by either the Seller or the Purchaser if the Closing shall not have occurred on or before September 29, 2002 (unless the failure to consummate the Closing by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

     (c) at any time prior to the Closing, by either the Seller or the Purchaser if any United States court of competent jurisdiction or other competent United States Governmental Entity shall have issued an order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree or injunction or other action shall have become final and nonappealable; or

     (d) at any time prior to the Closing, by either the Purchaser or the Seller if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which if not cured would cause the conditions set forth in Section
6.2 or Section 6.3, as the case may be, not to be satisfied, provided, however, that as a condition to the right of the party to elect to terminate this Agreement pursuant to the immediately preceding clause, such party shall first provide 15 days' prior notice to the other party specifying in reasonable detail the nature of the condition that such party has concluded will not be satisfied, and the other party shall be entitled during such 15 day period to commence any actions it may elect consistent with the terms of this Agreement to provide reasonable assurance to the first party that such condition will be satisfied prior to September 29, 2002 and provided, further, that if such condition can be satisfied by the other party through the exercise of its best efforts and for so long as that party continues to use such best efforts, the first party may not terminate this Agreement under this Section 7.1(d) prior to September 29, 2002.

     Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders to any other party to this Agreement, except that (a) the provisions of this Section 7.2, Sections
12.7 and 12.11 and the Confidentiality Agreement shall remain in effect notwithstanding such termination and (b) notwithstanding anything to the contrary contained in this Agreement (including Section 7.1(d)), no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

     Section 7.3 Amendment. This Agreement may be amended or modified at any time by the parties hereto, but only by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.4 Extension; Waiver. At any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Neither the failure nor the delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof.

                                   Article 8.
                                  TAX MATTERS

     Section 8.1 Retention of Records. Each of the Purchaser and the Seller shall retain, and the Purchaser shall cause the Company to retain, all Tax Records in its possession for all open Tax Periods ending on or before or including the Closing Date, until six months following the expiration of the statute of limitations (and any extensions thereof) of the respective Tax Periods. "Tax Records" means any Tax Return, Tax Return work papers, documentation relating to any Audit, and any other books of account or records (whether on paper, computer disk or any other medium) required to be maintained under the applicable Tax Law or under any record retention agreement with any Tax Authority.

     Section 8.2 Cooperation. The Purchaser and the Seller covenant and agree that subsequent to the Closing, upon reasonable notice and during normal business hours, they and their Affiliates will (i) give the other party and its representatives information, books and records relevant to the Company to the extent necessary to enable the other party to prepare its Tax Returns and (ii) provide the other party or its Affiliates with such information, books and records as may reasonably be requested in connection with any Tax Return, inquiry, election, audit or other examination by any Tax Authority, or judicial or administrative proceedings relating to liability for Taxes. The Seller and the Purchaser also shall make available to each other, as reasonably requested, and at the expense of the requesting party, knowledgeable employees or advisors of the party or its Affiliates of which the request is made and personnel responsible for preparing and maintaining information, books, records and documents in connection with Tax filings, audits, disputes or litigation. Notwithstanding the foregoing or any other provision in this Agreement, neither the Purchaser nor the Company (or any Affiliates of either) shall have the right to receive or obtain any information relating to Taxes of the Seller, any of its Affiliates, or any of its predecessors other than information relating solely to the Company.

     Section 8.3 Transfer Taxes; Ad Valorem Taxes All transfer, documentary, recording, notarial, use, registration, stamp and other similar taxes, fees and expenses (but not including sales taxes, if any, which shall be borne solely by Purchaser) (including, but not limited to, all applicable stock transfer, real estate transfer or gains Taxes and including any penalties, interest and additions to such tax) ("Transfer Taxes") incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by the Seller and the Purchaser, regardless of which party is obligated to pay such tax under applicable law. The Purchaser and the Seller shall cooperate in timely making and filing all Tax Returns as may be required to comply with the provisions of laws relating to such Transfer Taxes.

     (b) Any real property taxes, personal property taxes, similar ad valorem obligations and any other Taxes (other than income or franchise taxes) imposed for a tax or assessment period that includes, but does not end on, the Closing Date, shall be apportioned between Purchaser and Seller, [with Seller bearing a portion of such Taxes based on the number of days in the tax or assessment period prior to and including the Closing Date and Purchaser bearing a portion of such Taxes based on the number of days in the tax or assessment period after the Closing Date].

     Section 8.4 Tax Returns.

     (a) Consolidated Returns. Seller shall prepare (or cause to be prepared) and timely file all consolidated United States Income Tax Returns (within the meaning of Section 1501 of the Code and the Treasury Regulations promulgated pursuant to Section 1502 of the Code) and all other combined, joint, consolidated or unitary Tax Returns required to be filed with any Tax Authority (collectively the "Consolidated Returns") with respect to the Company for any Tax Period including, or ending on or before, the Closing Date. Payment of Taxes shown to be due on such Consolidated Returns shall be made in accordance with
Section 8.6 hereof. In a manner consistent with past custom and practice of Seller and the Company, Purchaser shall timely provide (or cause to be provided) to the Seller all information (including pro forma Tax Returns, schedules, statements and supporting documentation) reasonably required in connection with the preparation and filing of such Consolidated Returns. Seller shall not elect, pursuant to Treasury Regulation Section 1.1502-20(g) or Treasury Regulation
Section 1.1502-96(d), or any comparable provision of law or regulations, to reattribute to itself any portion of the net operating loss carryovers, net capital loss carryovers or section 382 limitation, if any, attributable to the Company. Any consolidated section 382 limitation applicable to the Seller and its subsidiaries (including the Company) as of the Closing Date, if any, shall be apportioned between the Seller and its subsidiaries (other than the Company), on the one hand, and the Company, on the other, pursuant to Treasury Regulation
Section 1.1502-95 based on the relative fair market value of such entities immediately prior to the Closing Date. Any such allocation shall be proposed by the Seller for approval by the Purchaser, which approval shall not be unreasonably withheld.

     (b) Separate Company Returns. Seller shall prepare (or cause to be prepared) and timely file all other Tax Returns with respect to the Company that are not Consolidated Returns and that are for Tax Periods ending on or before the Closing Date; provided however, that the filing of any such Tax Return shall, except as set forth on Section 8.4(b) of the Seller Disclosure Schedule, be subject to the Purchaser's prior written consent, which shall not be unreasonably withheld; provided further that the Purchaser shall consent to the filing of any such Tax Return if such filing would not have a significant adverse effect on the Taxes of the Company for any Post-Closing Period. Purchaser shall prepare (or cause to be prepared) and timely file all Tax Returns for any Tax Period ending after the Closing Date that are not Consolidated Returns (the "Purchaser Returns"). If the Seller is obligated under this Agreement to indemnify the Purchaser for any Taxes due with respect to a Purchaser Return, the filing of such Purchaser Return shall be subject to the Seller's prior written consent, which shall not be unreasonably withheld; provided however, that the Seller shall consent to the filing of any such Tax Return if such filing would not have a significant adverse effect on the Taxes of the Company for any Pre-Closing Period. Payment of Taxes shown to be due on such Tax Returns shall be made in accordance with Section 8.5 hereof and shall be allocated among the parties in accordance with Section 8.5(b) hereof.

     (c) Tax Accounting Practices. Any Tax Return that includes any of the Company's assets or activities for any Pre-Closing Period shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless the party responsible for preparing the Tax Return determines that the past practices are no longer permissible under the Code or other applicable Tax law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the Code or other applicable Tax law), in accordance with reasonable Tax accounting practices selected by the party responsible for preparing the Tax Return.

     (d) Amendment of Tax Returns. Except as set forth on Schedule 8.4(d) or as required under applicable law, from the date of this Agreement, Seller agrees not to amend any Tax Return attributable to a Pre-Closing Period (as defined in Section 8.5 of this Agreement) without the consent of the Purchaser, such consent not to be unreasonably withheld; provided however, that the Purchaser shall consent to the filing of any amended Tax Return if such filing would not have a significant adverse effect on the Taxes of the Company for any Post-Closing Period. From the Closing Date, Purchaser agrees not to amend any Tax Return attributable to a Pre-Closing Period (as defined in Section 8.6 of this Agreement) without the consent of the Seller, such consent not to be unreasonably withheld; provided however, that the Seller shall consent to the filing of any amended Tax Return if such filing would not have a significant adverse effect on the Taxes of the Company for any Pre-Closing Period.

     Section 8.5 Allocation of Taxes.

     (a) Purchaser Return Taxes. From and after the Closing Date, Purchaser shall pay (or cause the Company to pay) to the appropriate Tax Authorities any Taxes due on or after the Closing Date with respect to a Purchaser Return.

     (b) Allocation of Straddle Period Taxes. Purchaser and Seller shall, to the extent permitted by applicable Tax Law and except as otherwise provided herein, elect with the relevant Tax Authority to close the Tax Period of the Company as of and including the Closing Date. Subject to the preceding sentence, in the case of Taxes attributable to the Company that are payable with respect to any Tax Period beginning before the Closing Date and ending after the Closing Date (a "Straddle Period") the portion of any such Taxes that are allocable to the portion of the Straddle Period ending on the Closing Date shall: (1) in the case of Taxes that are either (A) based upon or related to income or receipts or (B) imposed in connection with any sale, transfer or assignment of property (real or personal, tangible or intangible) be deemed equal to the amount that would be payable if the Tax year ended on and included the Closing Date and (2) in the case of Taxes (other than those described in clause (i)) imposed on a period basis with respect to the business or assets of the Company or otherwise measured by the level of any item, be deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax Period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period (the "Part-Year Fraction"). For purposes of clause (1) of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on the Closing Date on a pro rata basis determined by multiplying the total amount of such item allocated to the Straddle Period times the Part-Year Fraction. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 8.5(b) shall be computed by reference to the level of such items on the Closing Date.

     (c) Post-Closing Tax Periods. From and after the Closing Date, for the portion of any Straddle Period that begins on the day after the Closing Date and any other Tax Period beginning after the Closing Date, without duplication of any amount otherwise payable by Purchaser pursuant to this Agreement, Purchaser shall pay, or cause the Company or any subsidiary to pay, to the appropriate Tax Authority any other Taxes due with respect to the Company for any such period.

     Section 8.6 Tax Indemnity.

     (a) Seller's Indemnity for Taxes for Pre-Closing Periods. Notwithstanding
Article 9, from and after the Closing Date, without duplication of any amount otherwise payable by Seller pursuant to this Agreement, Seller shall indemnify Purchaser and its respective Affiliates against all Taxes imposed on or payable by the Company:

          (i) with respect to any Tax Period ending on or before the Closing Date and the portion of the Straddle Period ending on the Closing Date (a "Pre-Closing Period"); or

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
          (ii) that are attributable to Seller or any member of an affiliated, consolidated, combined or unitary Tax group of which the Company is or was a member prior to the Closing Date that is imposed under Treasury Regulation
  Section 1.1502-6 (or any similar provision of state, local or foreign law) by reason of such Company being included in any such affiliated, consolidated, combined or unitary Tax group.

     (b) Seller's Indemnity for Payments Attributable to Pre-Closing Periods. Notwithstanding Article 9, from and after the Closing Date, without duplication of any amount otherwise payable by Seller pursuant to this Agreement, Seller shall indemnify Purchaser and its respective Affiliates against any payments owed by the Company to any third party (other than a Governmental Entity) with respect to Taxes accruing on or before the Closing Date.

     (c) Purchaser Indemnity for Taxes for Post-Closing Tax Periods. Notwithstanding Article 9, from and after the Closing Date, Purchaser shall indemnify Seller against all Taxes of Purchaser, relating to any Tax Period or portion thereof that begins on or after the Closing Date.

     (d) Payments. Payment by the indemnitor of any amount due under this
Section 8.6 shall be made within 30 days following written notice by the indemnitee that payment of such amounts to the appropriate Tax Authority is due, such written notice to reasonably demonstrate that the indemnitee is entitled to such payment under the terms of this Agreement. If Seller or any of its Affiliates receives an assessment or other notice of Taxes due with respect to the Company for any period for which Seller is not responsible, in whole or in part, pursuant to Section 8.4 hereof, then Purchaser shall pay such Tax, or if Seller pays such Tax, then Purchaser shall pay to Seller the amount of such Tax for which Seller is not responsible. In the case of a Tax that is contested in accordance with the provisions of Section 7.6 hereof, payment of the Tax to the appropriate Tax Authority will not be considered to be due earlier than the date of a final determination to such effect is made by the appropriate Tax Authority or court.

     (e) Tax Refund. If the Purchaser or any of its subsidiaries (including, for this purpose, the Company after the Closing Date) receives a Tax refund of the Company with respect to a Pre-Closing Period, the Purchaser shall pay (or cause the Company to pay) to the Seller the amount of such Tax refund (net of any costs or expenses incurred by the Purchaser or the Company in obtaining the Tax Refund). Such payment shall be made within 15 days of the receipt of such Tax refund by the Purchaser or any of its subsidiaries.

     Section 8.7 Contests.

     (a) Notices. After the Closing Date, Purchaser and Seller each shall notify the other in writing within 5 days of receipt of any notice of the commencement of any Tax audit or administrative or judicial proceeding affecting the Taxes of any of the Company or any of its subsidiaries, which, if determined adversely to the taxpayer, would be grounds for indemnification under this Agreement by the other party (or parties, in the case of Seller) ("Tax Indemnitor"). Such notice shall contain factual information describing any asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax Authority in respect of any such asserted Tax liability. If either Purchaser or Seller fail to give the other party prompt notice of an asserted Tax liability as required under this Agreement, then (i) if the Tax Indemnitor is precluded by the failure to give prompt notice from contesting the asserted Tax liability in any administrative or judicial forums, such party shall not have any obligation to indemnify the other party for any loss or damage arising out of such asserted Tax liability, and (ii) if the Tax Indemnitor is not so precluded from contesting, if such failure to give prompt notice results in a detriment to the Tax Indemnitor, any amount which the Tax Indemnitor is otherwise required to pay pursuant to this Agreement with respect to such liability shall be reduced by the amount of such detriment.

     (b) Control of Contests Involving Consolidated Returns. In the case of an audit or administrative or judicial proceeding involving any asserted liability for Taxes ("Tax Controversy") with respect to a Consolidated Return for a Pre-Closing Period, Seller shall have the right, at its expense, to control the conduct of such Tax Controversy.

     (c) Control of Contests Involving Separate Company Returns. In the case of a Tax Controversy with respect to a Tax Return that is not a Consolidated Return and is for a Tax Period ending on or before the Closing Date, Seller shall have the right, at its expense, to control the conduct of such Tax Controversy. In the case of a Tax Controversy involving an asserted liability for Taxes with respect to the Company relating to a Straddle Period, other than a Tax Controversy with respect to a Consolidated Return, Purchaser shall have the right, at its expense, to control the conduct of such Tax Controversy.

     (d) Post-Closing Periods. Purchaser shall control the defense and settlement of any Tax Controversy involving any asserted liability for Taxes imposed with respect to the Company relating to Tax Periods that begin after the Closing Date.

     (e) Procedures. If the resolution of any Tax Controversy would be grounds for indemnification under this Agreement (including, for this purpose, as a result of altering the Tax Period in which items of income, gain, loss, deduction or credit are reported) by the party not in control of the conduct of such Tax Controversy (the "Non-Controlling Party") or otherwise adversely affect the Tax liability of the Non-Controlling Party, (i) the party in control of such Tax Controversy (the "Controlling Party") shall keep the Non-Controlling Party fully informed of any proceedings, events, and developments relating to or in connection with such Tax Controversy; (ii) the Non-Controlling Party shall be entitled to receive copies of all correspondence and documents relating to such Tax Controversy; (iii) the Controlling Party shall consult with the Non-Controlling Party and shall not enter into any settlement with respect to any such Tax Controversy without the Non-Controlling Party's prior written consent, such consent not to be unreasonably withheld; and (iv) at its own cost and expense, the Non-Controlling Party shall have the right to participate (but not control) the defense of such Tax Controversy.

     Section 8.8 Miscellaneous.

     (a) Character of Payments. Any payment made by the Seller, the Purchaser, or any of their respective subsidiaries (including the Company) under this
Article 8 shall constitute an adjustment to the Purchase Consideration for all tax purposes.

     (b) Interest on Payments. To the extent any payment obligation under this
Article 8 is not made on a timely basis (as determined by the relevant provision of this Article 8), the amount due and payable shall bear interest at an annual rate equal to the Interest Rate from the last date such payment would be timely under the relevant provision of this Article 8 to the date of the payment of such amount.

     (c) Survival of Tax Claims. Notwithstanding any other provision of this Agreement to the contrary, any obligations of the parties pursuant to this
Article 8 shall be unconditional and absolute and shall survive until the expiration of the applicable statute of limitations (taking into account any applicable extensions or tollings thereof) relating to the Taxes at issue.

                                   Article 9.
                                INDEMNIFICATION

     Section 9.1 Indemnification by the Seller. Subject to the provisions of
Section 12.12, the Seller and KFOC (but only with respect to Section 5.15) hereby agrees to indemnify and hold harmless the Purchaser, the Company and their respective successors and assigns after the Closing Date from and against:

     (a) any Claims and Damages asserted against or incurred by the Purchaser or the Company and occasioned by, arising out of or resulting from any breach of the representations and warranties of the Seller that are set forth in this Agreement (determined after taking into account any amendments or supplements to the Seller Disclosure Schedule since the date of this Agreement and not less than three days before Closing);

     (b) any Claims and Damages asserted against or incurred by the Purchaser or the Company and occasioned by, arising out of or resulting from the Seller's failure to perform any of the Seller's obligations for which performance after the Closing is specifically required or contemplated under this Agreement;

     (c) Any obligation (financial or otherwise), Claim or Damages based upon or arising out of or otherwise in respect of the ownership, maintenance or use of the Company or its assets prior to Closing;

     (d) any violation by Seller or any of his Affiliates of or default by Seller or any such Affiliate under any Laws, including, without limitation, Environmental Laws, which affects the ownership or operation of the Company, or any remedial obligation under any Environmental Law arising out of or related to the ownership, operation, performance of or the maintenance of the assets of the Company prior to the Closing Date; or

     (e) any liability arising out of, relating to or resulting from an employment relationship between the Company, Seller and any person.

     Section 9.2 Indemnification by the Purchaser. The Purchaser hereby agrees to indemnify and hold harmless the Seller, its successors and assigns, after the Closing Date from and against:

     (a) Any Claims and Damages asserted against or incurred by the Seller and occasioned by, arising out of or resulting from any breach of the representations or warranties of the Purchaser that are set forth or incorporated by reference in this Agreement (determined after taking into account any amendments or supplements to the Seller Disclosure Schedule since the date of this Agreement and not less than three days before Closing);

     (b) Any Claims and Damages asserted against or incurred by the Seller and occasioned by, arising out of or resulting from the Purchaser's failure to perform any of the Purchaser's obligations for which performance after the Closing is specifically required or contemplated under this Agreement; and

     (c) Any obligation (financial or otherwise), Claim or Damages based upon or arising out of or otherwise in respect of the Assumed Liabilities.

     Section 9.3 Notice of Claim. Upon obtaining knowledge of any claim or demand that has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the party seeking indemnification ("Indemnitee") shall give written notice ("Notice of Claim") of such claim or demand to the other party ("Indemnitor"). Indemnitee shall furnish to Indemnitor in reasonable detail such information as Indemnitee may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by Indemnitee in the performance of the foregoing shall reduce or otherwise affect the obligation of Indemnitor to indemnify and hold Indemnitee harmless, except to the extent that such failure or delay shall have adversely affected Indemnitor's ability to defend against, settle or satisfy any liability, damage, loss, claim or demand for which such Indemnitee is entitled to indemnification hereunder. The Seller and the Purchaser shall take reasonable actions to mitigate Claims and Damages.

     Section 9.4 Defense of Third Party Claims. If the claim or demand set forth in the Notice of Claim given by Indemnitee pursuant to Section 9.3 hereof is a claim or demand asserted by a third party, Indemnitor shall have ten (10) business days after the date on which such Notice of Claim is given by the Indemnitee to notify Indemnitee in writing of Indemnitor's election to defend such third party claim or demand on behalf of Indemnitee. If Indemnitor elects to defend such third party claim or demand, Indemnitee shall make available to Indemnitor and its agents and representatives all witnesses, pertinent records, materials and information in the Indemnitee's possession or under the Indemnitee's control as is reasonably required by Indemnitor and shall otherwise cooperate with and assist Indemnitor in the defense of such third party claim in good faith. Indemnitee shall not pay, settle or compromise such third party claim or demand. If Indemnitor elects to defend such third party claim or demand, Indemnitee shall have the right to participate in the defense of such third party claim or demand, at Indemnitee's own expense. In the event, however, that the named parties to the action or proceeding include both Indemnitor and Indemnitee and Indemnitee reasonably determines that representation by counsel to Indemnitor of both Indemnitor and Indemnitee may present such counsel with a conflict of interest, then such Indemnitee may employ separate counsel to represent or defend it in any such action or proceeding and Indemnitor will pay the reasonable fees and disbursements of such counsel. If Indemnitor does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, Indemnitee shall have the right, in addition to any other right or remedy it may have hereunder, at Indemnitor's expense, to defend such third party claim or demand; provided, however, that (a) Indemnitor shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; and (b) Indemnitee's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of Indemnitor under the agreements of indemnification set forth in this Article 9.

     Section 9.5 Payment of Claims. Except for third party claims being defended in good faith, Indemnitor shall satisfy any undisputed obligations hereunder in cash immediately after the date of Notice of Claim is given by Indemnitee.

     Section 9.6 No Liability of Officers, Directors and Managers. Each of the Purchaser and the Seller acknowledges and agrees that it shall not assert any claims it may have arising from this Agreement against officers, directors, beneficiaries, managers, principals or agents of the other party or any Affiliate of such party.

     Section 9.7 No Third Party Benefit. The rights to indemnification provided in this Agreement are intended solely for the benefit of the Purchaser, the Seller and the Company and their permitted successors and assigns, and are not intended to and shall not be construed as granting or creating a right to payment or indemnification to any other person. Without limiting the generality of the foregoing, no person providing insurance coverage to any Indemnitee shall have rights, whether of subrogation or otherwise, against the Indemnitor by virtue of this Agreement.

     Section 9.8 Definition. For purposes of this Article 9, "Claims and Damages" shall mean any and all losses, claims, demands, liabilities, obligations, actions, suits, orders, statutory or regulatory compliance requirements, or proceedings asserted by any third party, person or entity, including but not limited to Governmental Entities, and all damages, costs, expenses, assessments, judgments, recoveries and deficiencies, including interest, penalties, investigatory expenses, consultant's fees, and reasonable attorneys' fees and costs (including, without limitation, costs incurred in enforcing the indemnity), incurred by or awarded against a party for which a party is entitled to indemnification hereunder; provided that Claims and Damages shall expressly exclude punitive, exemplary, special or similar losses or damages.

     Section 9.9 Exclusive Remedy Subject to those provisions of this Agreement that may be enforced by means of Section 12.6 as well as Sections 8.6 and 12.12, after the Closing the sole and exclusive remedy of any party for any inaccuracy of any representation or warranty, or any breach of any agreement or obligation made in this Agreement, shall be the indemnification contained in this Article 9.

                                  Article 10.
                             Registration Rights

     Section 10.1 Registration of Securities.

     (a) As used in this Article 10, the following terms have the meanings set forth below:

"Disadvantageous Condition" has the meaning set forth in Section 10.1(b)(iii).

"Holders" means the Seller or any Person who becomes a holder of Subject Securities after the Closing Date as a result of a No-Sale Transaction.

"No-Sale Transaction" means a transfer from a Holder of Subject Securities that does not constitute a "sale" (as such term is understood and defined under the Securities Act), including without limitation a distribution from a Holder that is a corporation, partnership, joint venture, limited liability company, association or trust to the owner of a beneficial interest in such Holder to the extent that such distribution would not constitute a sale under the current rules, regulations, case law and administrative rulings and interpretations by the Commission.

"Piggy-back Registration" has the meaning set forth in Section 10.1(g)(i).

"Registration Expenses" has the meaning set forth in Section 10.1(e).

"Registration Termination Date" means the date which is three and one-half years from the date when the Commission first declares the Shelf Registration Statement effective; provided, however that the Registration Termination Date shall be extended for a period equal to the aggregate period or periods during which the Holders have been precluded from selling any Subject Securities under subparagraph (b) (iii) by reason of receipt of a Suspension Notice. Notwithstanding anything to the contrary, the Registration Termination Date shall occur at such earlier date as the Subject Securities become freely transferable on the public market without any restrictions or limitations pursuant to Rule 144(k) promulgated by the Commission.

"Shelf Registration Statement" means a registration statement on Form S-3 filed with the Commission under the Securities Act.

"Subject Securities" means the shares of Purchaser Common Stock issued as part of the Purchase Consideration to Seller and any common stock or other security issued or issuable as a dividend or other distribution with respect to, or in exchange for, or upon conversion or in replacement of, any of such Purchaser Common Stock.

"Suspension Notice" has the meaning set forth in Section 10.1(b)(iii).

     (b) (i) If the Closing occurs, as promptly as practicable thereafter, Purchaser will, on one occasion only, prepare and file with the Commission a Shelf Registration Statement for the purpose of registering the resale in the market from time to time of the Subject Securities by Holders or by potential assignees of such Holders to which all or a portion of such Holders' Subject Securities may be transferred in a No-Sale Transaction.


          (ii) Purchaser will use its Best Efforts to have the Shelf Registration Statement promptly declared effective by the Commission and thereafter to maintain the effectiveness of the Shelf Registration Statement and, subject to subparagraph (iv) below, to maintain such Shelf Registration Statement "current" (as below defined) at all times until the Registration Termination Date. Purchaser shall promptly give written notice to the Holders when the Registration Statement has been declared effective by the Commission and is available for use by Holders for the resale of Subject Securities. The Shelf Registration Statement shall not be considered to be "current" at any time when, by reason of occurrence of any event or by reason of the passage of time, the Shelf Registration Statement does not meet the requirements of
  Section 10, Section 12(2) or Section 17 of the Securities Act, or the Shelf Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


          (iii) If at any time or times after the Shelf Registration Statement is declared effective by the Commission, Purchaser's Board of Directors determines that the offering of Purchaser Common Stock under the Shelf Registration Statement would be significantly disadvantageous to Purchaser's ability to negotiate or complete a material financing, merger, acquisition or other material transaction or event involving Purchaser or its subsidiaries that has not been publicly disclosed or the unavailability of any required financial statements for reasons substantially beyond the control of the Purchaser, (a "Disadvantageous Condition"), Purchaser shall be entitled to either suspend the effectiveness of the Shelf Registration Statement with the Commission or suspend the availability of the Shelf Registration for resales of Subject Securities by Holders, or may take both such actions, and shall promptly notify all Holders thereof by delivery of written notice (a "Suspension Notice"); provided, however, that Purchaser's obligation to maintain the Shelf Registration Statement current under this Section 10.1(b) shall not be suspended by reason of Purchaser's failure to disclose information at a time when public disclosure of such information is required by law. Upon receipt of a Suspension Notice, Holders shall immediately discontinue the use of the Shelf Registration Statement for any purpose until notified by Purchaser that the Shelf Registration Statement is current and available for use by Holders for sales of Subject Securities. Purchaser shall not be entitled to suspend the effectiveness of the Shelf Registration Statement for more than 60 consecutive days or an aggregate of 120 days within any twelve-month period and no subsequent suspension period shall occur unless at least 90 days have elapsed during which Seller can utilize the Registration Statement. As promptly as practicable after the public disclosure of such Disadvantageous Condition or the Purchaser determines that the Disadvantageous Condition no longer exists, Purchaser shall amend or supplement the Shelf Registration Statement to the extent necessary to make the Shelf Registration Statement current, and shall give prompt written notice to all Holders when the Shelf Registration Statement is again available for resales of Subject Securities.


          (iv) If Purchaser should undertake an underwritten public offering of its shares either after the Shelf Registration Statement has been declared effective or prior to the consummation of the transactions contemplated by this Agreement, Seller and any other Holder shall, upon the request of the managing underwriter of such offering, agree and commit, and Seller does hereby agree and commit (and shall cause any other Holder to agree and commit), that it will not effect any public sale or distribution, directly or indirectly, or make any offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or otherwise transfer or dispose (including sales pursuant to Rule 144) of any of the Subject Securities during a period of seven days prior to and up to 90 days after the closing of such public offering without the consent of the managing underwriter. This restriction shall not apply to the offer and sale of any Subject Securities which may be covered by the registration statement covering such public offering.


          (v) Purchaser shall promptly notify all Holders of Subject Securities of, and confirm in writing, the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose. Purchaser shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

          (vi) Purchaser will cause all of the Subject Securities to be listed on each securities exchange on which similar securities issued by Purchaser are then listed no later than the effective date of the Shelf Registration Statement.

     (c) Purchaser will indemnify and hold harmless each Holder, each of such Holder's officers, directors, partners, or members, as the case may be, and each Person controlling such Holder, with respect to which registration or qualification of Subject Securities has been effected pursuant to this Article 10 against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Purchaser of any rule or regulation promulgated under the Securities Act applicable to Purchaser and relating to action or inaction required of Purchaser in connection with the Shelf Registration and will promptly reimburse Holder and, each of such Holder's officers, directors, partners, or members, as the case may be, and each Person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, loss, damage, liability or action; provided, however, that Purchaser will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to Purchaser by such Holder specifically for inclusion in any such registration statement, prospectus or offering circular. The obligations of Purchaser under the foregoing indemnity agreement shall survive the completion of the offering of Subject Securities under the Shelf Registration Statement .

     (d) Each Holder with respect to which registration or qualification of Subject Securities has been effected pursuant to this Article 10 will indemnify and hold harmless Purchaser, each of Purchaser's officers, directors, and each Person controlling Purchaser, against all claims, losses, damages, and liabilities, joint or several (or actions in respect thereof), arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or offering circular, or in any document incorporated by reference in any of the foregoing, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act or Exchange Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration or qualification, and will promptly reimburse Purchaser, each of Purchaser's officers, directors, and each Person controlling Purchaser, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims, loss, damage, liability or action; provided, however, that such Holder will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense does not arise out of or is not based upon any untrue statement or omission based upon written information furnished by such Holder specifically for inclusion in any such registration statement, prospectus or offering circular. The obligations of Holders under the foregoing indemnity agreement shall survive the completion of the offering of Subject Securities under any registration statement provided for in this Article 10. Notwithstanding the foregoing, in no event shall any selling Holder be liable for an amount in excess of the proceeds from the sale of the Subject Securities realized by such Holder.

     (e) All expenses incident to Purchaser's performance of or compliance with this Section 10.1, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Subject Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on the New York Stock Exchange and all securities exchanges on which similar securities issued by Purchaser are then quoted or listed, the fees and disbursements of counsel for Purchaser and its independent certified public accountants (including the expense of any special audit or comfort letters required by or incident to such performance), securities act liability insurance (if Purchaser elects to obtain such insurance), the fees and expenses of any special experts retained by Purchaser in connection with such registration, and fees and expenses of other persons retained by Purchaser, in connection with each registration hereunder (but not including discounts, commissions, fees or expenses payable to underwriters that are attributable to the Subject Securities offered on behalf of the Selling Holder or the fees and expenses of counsel for any selling Holder) (collectively, the "Registration Expenses") will be borne by Purchaser.

     (f) Purchaser will also take such action as may be required to be taken under applicable blue sky laws in connection with the issuance of Purchaser Common Stock pursuant to this Agreement and in connection with resale of Subject Securities by Holders pursuant to the Shelf Registration Statement; provided that Purchaser will not be required to become qualified as a foreign corporation in any jurisdiction.

     (g) (i) If, at any time during the period ending on the fourth anniversary of the date of this Agreement, the Purchaser proposes to file a registration statement under the 1933 Act with respect to an offering by the Purchaser for its own account or for the account of any other Person of any class of equity security, including any security convertible into or exchangeable for any equity security (other than a registration statement on Forms S-4 or S-8 (or their successor forms) or filed in connection with an exchange offer or an offering of securities solely to the Purchaser's existing stockholders, and other than as set forth in (ii) below), then the Purchaser shall in each case give written notice of such proposed filing to the Holders of the Subject Securities at least twenty days before the anticipated filing date, and such notice shall offer such Holders the opportunity to register such number of Subject Securities as each such Holder may request (a "Piggy-back Registration"). The Purchaser shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Holders of Subject Securities requested to be included in the registration for such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Purchaser included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers an opinion to the Holders of Subject Securities that the total amount of securities which they and any other Persons (other than the Purchaser) intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount of Subject Securities to be offered in such event shall be allocated first to the Purchaser, and then, to the extent that any additional securities can, in the opinion of such managing underwriter or underwriters, be sold without any such material adverse affect, pro rata among the Holders of Subject Securities on the basis of the number of outstanding shares of Purchaser common stock requested to be included in such registration by each such Holder to the amount recommended by such managing underwriter.


          (ii) Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall not be required to include Subject Securities in any registration statement if the proposed registration is (A)a registration of a stock option or other employee incentive compensation or employee benefit plan or of securities issued or issuable pursuant to any such plan, or a registration statement relating to warrants, options or shares of capital stock granted or to be granted or sold primarily to employees, directors or officers of the Purchaser, (B) a registration of securities issued or issuable pursuant to a stockholder reinvestment plan or other similar plan, (C) a registration of securities issued in exchange for any securities or any assets of, or in connection with a merger or consolidation with, an unaffiliated Purchaser, (D) a registration of securities pursuant to a "rights" or other similar plan designed to protect the Purchaser's stockholders from a coercive or other attempt to cause a change in control of the Purchaser, (E) registration of securities filed pursuant to Rule 145 under the 1933 Act or any successor rule, or (F) a registration of preferred stock or securities issued in connection with any debt or preferred stock financing of the Purchaser.


          (iii) The Purchaser may withdraw any registration statement and abandon any proposed offering initiated by the Purchaser without the consent of any Holder of Subject Securities, notwithstanding the request of any such Holder to participate therein in accordance with this provision, if the Purchaser determines in its sole discretion that such action is in the best interests of the Purchaser and its stockholders (for this purpose, the interest of the Holders shall not be considered).

                                  Article 11.
                             Standstill Agreement

     Section 11.1 Standstill.

     (a) From and after the date of this Agreement and for a period ending on the earliest to occur of (i) five years or (ii) three years in the event that five of the individuals who, as of the date hereof, constitute the Board of Directors of the Purchaser cease for any reason to serve on the Board; neither the Seller nor any of his Affiliates shall:

          (i) solicit proxies or be or become a member of a group which solicits proxies (as used herein, the term "proxy" shall have the meaning provided in Regulation 14A promulgated by the Securities and Exchange Commission under the Exchange Act) for the purpose of (i) removing from office, or nominating or voting for a candidate to run in opposition to, any person who is serving as a director of Purchaser at the date of this Agreement or any person who may hereafter be elected to the board of directors of Purchaser as a result of the nomination or recommendation by at least a majority of those persons serving as directors of Purchaser at the date of this Agreement, or (ii) vote against or otherwise opposing any matter which has been proposed or recommended by the board of directors of Purchaser which is then comprised of persons at least a majority of which are persons serving as directors of Purchaser at the date of this Agreement and any persons who may hereafter be elected to the board of directors of Purchaser based upon the nomination or recommendation by at least a majority of those persons serving as directors of Purchaser at the date of this Agreement; or

          (ii) permit any entity under his, her or its control (including but not limited to subsidiaries and employee pension, profit sharing or other trusts under his, her or its investment management control) to acquire or offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any Purchaser Common Stock or any option to purchase Purchaser Common Stock in excess of 5 % of the total shares outstanding (without regard to the Purchase Consideration); or

          (iii) acquire or offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise shares of Purchaser Common Stock or any option to purchase Purchaser Common Stock by any Person in excess of 5 % of the total shares outstanding (without regard to the Purchase Consideration); or

          (iv) finance or arrange the financing or participate in the financing of the acquisition of Purchaser Common Stock by any Person (excluding from this subsection d any financing provided by Bank of Oklahoma, N.A.); or

          (v) join or permit any Affiliate of its to join a partnership, limited partnership, syndicate, or other group (within the meaning of Section 13(d) of the Exchange Act) for the purpose of acquiring or holding Purchaser Common Stock within the meaning of Section 13(d) of the Exchange Act; or

          (vi) initiate, propose or otherwise solicit shareholders for any matter at any time, or induce or attempt to induce any other Person to initiate any stockholder proposal or a tender offer for shares of Purchaser Common Stock or any change of control of Purchaser, or for the purpose of convening a stockholders' meeting of Purchaser; or

          (vii) other than in connection with this Agreement, acquire or permit any entity under his, her or its control (including but not limited to subsidiaries and employee pension, profit sharing or other trusts under his, her or its investment management control) to acquire, by purchase or otherwise, more than 5% of any class of equity securities of any entity which, prior to the time such entity acquires more than 5% of such class, is the beneficial owner of, or intends to acquire more than 5% of Purchaser Common Stock; or

          (viii) seek or propose to influence or control Purchaser's management or policies (or request information to do so). Seller will not be in breach of this Section 11.1(a)(viii) if he privately discusses with Purchaser the Purchaser's ongoing business operations or presents commercial business opportunities to the Purchaser in the ordinary course of business; or

          (ix) enter into discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or

          (x) transfer more than five percent of the Purchaser's outstanding Common Stock to a single person or group (as that term is used in Section 13 of the Securities Exchange Act of 1934, as amended) without obtaining from such transferee a commitment or agreement subjecting such persons to the restrictions set forth in this Section 11.1; or

(b) Notwithstanding anything herein to the contrary, for 2 years after the date of this Agreement the Seller and his Affiliates will vote all their shares of Purchaser Common Stock in accordance with the recommendation made by the Board of Directors of the Purchaser, except with respect to matters concerning compensation and rights plans in such manner as Seller shall determine in his sole discretion.

                                  Article 12.
                                MISCELLANEOUS

     Section 12.1 Notices. All notices and other communications hereunder shall be in writing and shall be effective upon receipt. Notice shall be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the party as shall be specified by like notice), (ii) by reliable overnight courier service to the appropriate address as set forth below (or at such other address for the party as shall be specified by like notice), or (iii) by facsimile transmission to the appropriate facsimile number set forth below (or at such other facsimile number for the party as shall be specified by like notice) with follow-up copy by reliable overnight courier service the next business day:



if to Purchaser:
                  Unit Corporation
                  1000 Kensington Tower I
                  7130 South Lewis
                  Tulsa, Oklahoma 74136
                  Attention:  President
                  Facsimile: 918-493-7711

with copies to:
                  Mark E. Schell
                  General Counsel
                  Unit Corporation
                  1000 Kensington Tower I
                  7130 South Lewis
                  Tulsa, Oklahoma 74136
                  Facsimile: 918-493-7711

And

if to the Seller, Company or KFOC:

                  George B. Kaiser
                  6733 S. Yale (74136)
                  P. O. Box 21468
                  Tulsa, Oklahoma 74121-1468
                  Facsimile:  918-491-4694

with copies to:

                  Frederic Dorwart
                  Frederic Dorwart, Lawyers
                  Old City Hall
                  124 East Fourth Street
                  Tulsa, Oklahoma 74103
                  Facsimile:
                  918-583-8251



     Section 12.2 Headings. The headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 12.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered the same instrument.

     Section 12.4 Entire Agreement; Assignment.

     (a) This Agreement and the documents and certificates delivered in connection herewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

     (b) This Agreement shall not be assigned by a party hereto by operation of law or otherwise; provided, that the Purchaser may assign all or part of its rights and obligations hereunder to any wholly owned subsidiary of the Purchaser. No such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

     Section 12.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Oklahoma, without regard to any applicable conflicts of law principles. The parties hereto expressly and irrevocably (i) consent to the exclusive jurisdiction of the state or federal courts sitting in the City of Tulsa, Oklahoma, (ii) agree not to bring any action related to this Agreement or the transactions contemplated hereby in any other court (except to enforce the judgment of such courts), (iii) agree not to object to venue in such courts or to claim that such forum is inconvenient and
(iv) agree that notice or the service of process in any proceeding shall be properly served or delivered if delivered in the manner contemplated by Section
12.1 hereof. A final non-appealable judgment by such courts shall be conclusive and may be enforced in any manner permitted by law. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this agreement or any of the transactions contemplated hereby.

     Section 12.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions contained in this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 12.7 Publicity. Unless other wise required to comply with applicable legal requirements, no party hereto shall issue any press release with respect to the transactions contemplated by this Agreement without prior written notice to the other party hereto and only after giving the other party hereto a reasonable opportunity to consult with respect to the content thereof.

     Section 12.8 Binding Nature; No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted successors and assigns, and except as otherwise expressly set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 12.9 Severability. This Agreement shall be deemed severable and the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect.

     Section 12.10 Interpretation. As used in this Agreement, (a) "including" (or similar terms) shall be deemed followed by "without limitation" and shall not be deemed to be limited to matters of a similar nature to those enumerated,
(b) and the phrases "the date of this Agreement," "the date hereof" and words of similar import shall be deemed to refer to the date first written above.

     Section 12.11 Payment of Expenses. Except as otherwise expressly set forth in this Agreement, whether or not the transactions contemplated by this Agreement shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement. The Seller will not cause the Company to assume responsibility for any such expenses of the Seller.

     Section 12.12 Survival of Representations, Warranties and Agreements. Each of the representations and warranties made by the Seller and the Purchaser in this Agreement shall survive the Closing but only for a period of five (5) years from the Closing Date; provided, however, that the representations and warranties made by the Seller in Section 3.8 and 3.11 regarding environmental matters and Taxes shall survive until expiration of the applicable statute of limitations and any representations and warranties made by the Purchaser and incorporated herein regarding Taxes shall survive until the expiration of the applicable statute of limitations. Following the date of termination of a representation or warranty, no claim can be brought with respect to a breach of such representation or warranty, but no such termination shall affect any claim for a breach of a representation or warranty that was asserted before the date of termination. To the extent that such are to be performed after the Closing, each of the covenants and agreements contained in this Agreement shall survive the Closing for the period stated or, if no such period is stated, such covenant or agreement shall survive indefinitely.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



Unit Corporation


----------------------------------------
John G. Nikkel
Chief Executive Officer




----------------------------------------
George B. Kaiser



Kaiser Francis Oil Company


----------------------------------------
By: George B. Kaiser
Its:  Chief Executive Officer